Exhibit 3.2

AMENDED AND RESTATED MEMORANDUM AND ARTICLES

OF ASSOCIATION

OF

GRAPHEX GROUP LIMITED
烯石電動汽車新材料有限公司

(as adopted by a Special Resolution passed on 24 March 2022 and effective on 24 March 2022)

TABLE OF CONTENTS

MEMORANDUM OF ASSOCIATION	3
ARTICLES OF ASSOCIATION	8
SHARES, WARRANTS AND MODIFICATION OF RIGHTS	14
PREFERENCE SHARES	15
REGISTER OF SHAREHOLDERS AND SHARE CERTIFICATES	32
LIEN	35
CALLS ON SHARES	36
TRANSFER OF SHARES	38
TRANSMISSION OF SHARES	41
FORFEITURE OF SHARES	42
GENERAL MEETINGS	44
PROCEEDINGS AT GENERAL MEETINGS	46
VOTES OF SHAREHOLDERS	50
APPOINTMENT OF PROXY AND CORPORATE REPRESENTATIVE	52
REGISTERED OFFICE	56
BOARD OF DIRECTORS	56
APPOINTMENT AND ROTATION OF DIRECTORS	64
BORROWING POWERS	66
MANAGING DIRECTORS, ETC.	67
MANAGEMENT	68
MANAGERS	69
CHAIRMAN AND OTHER OFFICERS	70
PROCEEDINGS OF THE DIRECTORS	70
MINUTES AND CORPORATE RECORDS	74
SECRETARY	74
GENERAL MANAGEMENT AND USE OF THE SEAL	75
AUTHENTICATION OF DOCUMENTS	78
CAPITALISATION OF RESERVES	79
DIVIDENDS AND RESERVES	80
RECORD DATE	88
ANNUAL RETURNS	89
ACCOUNTS	89
AUDITORS	91
NOTICES	92
INFORMATION	95
WINDING UP	95
INDEMNITY	96
UNTRACEABLE SHAREHOLDERS	97
DESTRUCTION OF DOCUMENTS	98
SUBSCRIPTION RIGHT RESERVE	99
STOCK	102

THE COMPANIES ACT (AS REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

GRAPHEX GROUP LIMITED

烯石電動汽車新材料有限公司

(the“ Company”)

(Adopted by a Special Resolution passed on

24 March 2022 and effective on 24 March 2022)

1.	The name of the Company is Graphex Group Limited 烯石電動汽車新材料有限公司.

2.	The registered office will be situate at Windward 3 Regatta Office Park, P.O. Box 1350, Grand Cayman KY1-1108, Cayman Islands or at such other place in the Cayman Islands as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and except as prohibited or limited by the laws of the Cayman Islands, the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in any part of the world whether as principal, agent, contractor or otherwise.

4.	Without prejudice to the generality of the foregoing, the objects of the Company shall include, but without limitation, the following:-

4.1	To carry on the business of an investment company and for that purpose to acquire and hold, either in the name of the Company or in that of any nominee, land and real estate, gold and silver bullion, shares (including shares in the Company), stocks, debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company wherever incorporated or carrying on business and debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any government, sovereign, ruler, commissioners, public body or authority, supreme, dependent, municipal, local or otherwise in any part of the world.

4.2	To lend money with or without security either at interest or without and to invest money of the Company in such manner as the Directors think fit.

4.3	To acquire by purchase, lease, exchange, or otherwise lands, houses, buildings and other property or any interest in the same in any part of the world.

4.4	To carry on the business of a commodity, commodity futures and forward contracts trader and for that purpose to enter into spot, future or forward contracts for the purchase and sale of any commodity including, but without prejudice to the generality of the foregoing, any raw materials, processed materials, agricultural products, produce or livestock, gold and silver bullion, specie and precious or semi-precious stones, goods, articles, services, currencies, rights and interests which may now or in the future be bought and sold in commerce and whether such trading is effected on an organised commodity exchange or otherwise and either to take delivery of, or to sell or exchange any such commodities pursuant to any contract capable of being entered into on any such commodities exchange.

4.5	To carry on whether as principals, agents or otherwise the business of providing and supplying goods, equipment, materials and services of whatsoever nature, and of financiers, company promoters, realtors, financial agents, land owners and dealers in or managers of companies, estates, lands, buildings, goods, materials, services, stocks, leases, annuities and securities of whatsoever type or kind.

4.6	To purchase or otherwise acquire and hold any rights, privileges, concessions, patents, patent rights, licences, secret processes and any real or personal property of any kind whatsoever.

4.7	To build, equip, furnish, outfit, repair, purchase, own, charter and lease steam, motor, sail or other vessels, ships, boats, tugs, barges, lighters or other property to be used in the business of shipping, transportation, chartering and other communication and transport operations for the use of the Company or for others, and to sell, charter, lease, mortgage, pledge or transfer the same or any interest therein to others.

4.8	To carry on the business of importers, exporters and merchants of goods, produce, stores and articles of all kinds both wholesale and retail, packers, customs brokers, ship agents, warehousemen, bonded or otherwise and carriers and to transact every kind of agency, factor and brokerage business or transaction which may seem to the Company directly or indirectly conducive to its interests.

4.9	To carry on the business of consultants in connection with all manner of services and advisers on all matters relating to companies, firms, partnerships, charities, political and non- political persons and organisations, governments, principalities, sovereign and republican states and countries and to carry on all or any of the businesses of financial, industrial, development, architectural, engineering, manufacturing, contracting, management, advertising, professional business and personal consultants and to advise upon the means and methods for extending, developing, marketing and improving all types of projects, developments, businesses or industries and all systems or processes relating to such businesses and the financing, planning, distribution, marketing and sale thereof.

4.10	To act as a management company in all branches of that activity and without limiting the generality of the foregoing, to act as managers of investments and hotels, estates, real property, buildings and businesses of every kind and generally to carry on business as managers, consultants or agents for or representatives of owners of property of every kind, manufacturers, funds, syndicates, persons, firms and companies for any purpose whatsoever.

4.11	To carry on any other trade or business which may seem to the Company capable of being carried on conveniently in connection with any business of the Company.

4.12	To borrow or raise money by the issue of ordinary debenture stock or on mortgage or in such other manner as the Company shall think fit.

4.13	To draw, make, accept, endorse, discount, execute and issue all instruments both negotiable and non-negotiable and transferable including promissory notes, bills of exchange, bills of lading, warrants, debentures and bonds.

4.14	To establish branches or agencies in the Cayman Islands and elsewhere and to regulate and to discontinue the same.

4.15	To distribute any of the property of the Company among the members of the Company in specie.

4.16	To acquire and take over the whole or any part of the business, property and liabilities of any person or persons, firm or company or to take or otherwise acquire and hold shares, stock, debentures or other securities of or interest in any other company carrying on any business or possessed of any property or rights.

4.17	To grant pensions, allowances, gratuities and bonuses to employees or ex-employees of the Company or the dependents of such persons and to support, establish or subscribe to any charitable or other institutions, clubs, societies or funds or to any national or patriotic fund.

4.18	To lend and advance moneys or give credit to such persons and on such terms as may be thought fit and to guarantee or stand surety for the obligations of any third party whether such third party is related to the Company or otherwise and whether or not such guarantee or surety is to provide any benefits to the Company and for that purpose to mortgage or charge the Company’s undertaking, property and uncalled capital or any part thereof, on such terms and conditions as may be thought expedient in support of any such obligations binding on the Company whether contingent or otherwise.

4.19	To enter into partnership or into any arrangements for sharing profits, union of interests, co-operation, joint venture, reciprocal concession, amalgamation or otherwise with any person or persons or company engaged or interested or about to become engaged or interested in the carrying on or conduct of any business or enterprise from which this Company would or might derive any benefit whether direct or indirect and to lend money, guarantee the contracts of or otherwise assist any such person or company and to take subscribe for or otherwise acquire shares and securities of any such company and to sell, hold, re-issue with or without guarantee or otherwise deal with the same.

4.20	To enter into any arrangements with any authorities, municipal or local or otherwise and to obtain from any such authority any rights, privileges or concessions which the Company may think it desirable to obtain and to carry out, exercise and comply with any such arrangements, rights, privileges or concessions.

4.21	To do all such things as are incidental to or which the Company may think conducive to the attainment of the above objects or any of them.

5.	If the Company is registered as an exempted company as defined in the Cayman Islands Companies Act, it shall have the power, subject to the provisions of the Cayman Islands Companies Act and with the approval of a special resolution, to continue as a body incorporated under the laws of any jurisdiction outside of the Cayman Islands and to be de-registered in the Cayman Islands.

6.	The liability of the members of the Company is limited.

7.	The authorised share capital of the Company is HK$30,000,000 consisting of 2,000,000,000 ordinary shares of HK$0.01 each and 1,000,000,000 preference shares of HK$0.01 each with the power for the Company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions; and so that, unless the condition of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

THE COMPANIES ACT (AS REVISED)

EXEMPTED COMPANY LIMITED BY SHARES AMENDED
AND RESTATED

ARTICLES OF ASSOCIATION

OF

GRAPHEX GROUP LIMITED

烯石電動汽車新材料有限公司

(adopted by a Special Resolution passed on 24
March 2022)

1.	(a)	Table “A” of the Companies Act (as revised) shall not apply to the Company.

Marginal Notes

(b)	Any marginal notes, titles or lead in references to Articles and the index of the Memorandum and Articles of Association shall not form part of the Memorandum of Association and Articles shall not affect their interpretation. In interpreting these Articles, unless there be something in the subject or context inconsistent therewith:

Definitions

“address” shall have the ordinary meaning given to it and shall include any facsimile number, electronic number or address or website used for the purposes of any communication pursuant to these Articles;

“ appointor” means in relation to an alternate Director, the Director who appointed the alternate to act as his alternate;

“Articles” means these Articles of Association in their present form and all supplementary, amended or substituted articles for the time being in force;

“Auditors” means the persons appointed by the Company from time to time to perform the duties of auditors of the Company;

“ Board” means the board of Directors of the Company as constituted from time to time or as the context may require the majority of Directors present and voting at a meeting of the Directors at which a quorum is present;

“Call” shall include any instalment of a call;

“Chairman” means, except where the context otherwise requires, the Chairman presiding at any meeting of Shareholders or of the Board;

“Clearing House” means a clearing house recognized by the laws of the jurisdiction in which the Shares of the Company are listed or quoted with the permission of the Company on a stock exchange in such jurisdiction;

“Close Associates” shall have the same meaning as defined in the Listing Rules;

“Companies Act” means the Companies Act (as revised) of the Cayman Islands as amended from time to time;

“Companies Ordinance” means the Companies Ordinance, Cap. 622 of the Laws of Hong Kong as amended from time to time;

“Company” means the above named company;

“ Debenture” and “ Debentur e Holder” means and includes respectively “debenture stock” and “debenture stockholder”;

“Director” means such person or persons as shall be appointed to the Board from time to time;

“Dividend” means dividends, distributions in specie or in kind, capital distributions and capitalisation issues;

“Head Office” means such office of the Company as the Board may from time to time determine to be the principal office of the Company;

“HK Stock Exchange” means The Stock Exchange of Hong Kong Limited;

“HK$” or “Hong Kong dollars” means Hong Kong dollars, the lawful currency for the time being of Hong Kong;

“Holding Company” has the meaning ascribed to it by Section 13 of the Companies Ordinance;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Listing Rules” shall mean the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (as amended from time to time);

“Month” means a calendar month;

“ Newspapers” means at least one English language daily newspaper and at least one Chinese language daily newspaper, in each case published and circulating generally in the Relevant Territory and specified or not excluded for this purpose by the stock exchange in the Relevant Territory;

“Ordinary Resolution” means a resolution as described in Article 1(d) of these Articles;

“Ordinary Shares” means ordinary shares of the Company of HK$0.01 each;

“Ordinary Shareholder” means the person who is duly registered in the Register as holder for the time being of any Ordinary Share and includes persons who are jointly so registered;

“Paid” means, as it relates to a Share, paid or credited as paid;

“Preference Shares” means preference shares of the Company of HK$0.01 each;

“ Pre f e r e n c e S h a r e holde r” m e a n s the per son who is duly registered in the Register as holder for the time being of any Preference Share and includes persons who are jointly so registered;

“Register” means the principal register and any branch register of Shareholders of the Company to be maintained at such place within or outside the Cayman Islands as the Board shall determine from time to time;

“Registered Office” means the registered office of the Company for the time being as required by the Companies Act;

“Registration Office” means such place or places in the Relevant Territory or elsewhere where the Board from time to time determine to keep a branch register of Shareholders of the Company in respect of that class of share capital and where (except in cases where the Board otherwise agrees) transfers of other documents of title for Shares are to be lodged for registration and are to be registered;

“Relevant Period” means the period commencing from the date on which any of the securities of the Company first become listed on the HK Stock Exchange to and including the date immediately before the day on which none of such securities are so listed (and so that if at any time listing of any such securities is suspended for any reason whatsoever and for any length of time, they shall nevertheless be treated, for the purpose of this definition, as listed);

“Relevant Territory” means Hong Kong or such other territory where any of the securities of the Company is listed on a stock exchange in that territory;

“Seal” means the common seal of the Company and any one or more facsimile seals from time to time of the Company for use in the Cayman Islands or in any place outside the Cayman Islands;

“Secretary” means the person for the time being performing the duties of that office of the Company and includes any assistant, deputy, acting or temporary secretary;

“Securities Seal” shall mean a seal for use for sealing certificates for shares or other securities issued by the Company which is a facsimile of the Seal of the Company with the addition on its face of the words “Securities Seal”;

“Share” means a share in the share capital of the Company and includes stock and Shares except where a distinction between stock is expressed or implied (which shall include Ordinary Shares, Preference Shares or any other class of Shares);

“Shareholder” means the person who is duly registered in the Register as holder for the time being of any Share and includes persons who are jointly so registered;

“Special Resolution” means a resolution as described in Article  1(c) of these Articles;

“Subsidiary” has the meaning ascribed to it by Section 15 of the Companies Ordinance;

“Transfer Office” means the place where the principal register of Shareholders is located for the time being.

General

In these Articles, unless there be something in the subject or context inconsistent herewith:

(i)	words denoting the singular number shall include the plural number and vice versa;

(ii)	words importing any gender shall include every gender and words importing persons shall include partnerships, firms, companies and corporations;

(iii)	subject to the foregoing provisions of this Article, any words or expressions defined in the Companies Act (except any statutory modification thereof not in force when these Articles become binding on the Company) shall bear the same meaning in these Articles, save that “company” shall where the context permits include any company incorporated in the Cayman Islands or elsewhere; and

(iv)	references to any statute or statutory provision shall be construed as relating to any statutory modification or re- enactment thereof for the time being in force.

App.13
Part B
Para.1

Special Resolution

(c)	At all times during the Relevant Period a resolution shall be a Special Resolution when it has been passed by a majority of not less than ¾ of the votes cast by such Shareholders as, being entitled so to do, vote in person or by proxy or, in the cases of Shareholders which are corporations, by their respective duly authorised representatives at a general meeting of which not less than 21 days’ notice, specifying (without prejudice to the power contained in the Articles to amend the same) the intention to propose the resolution as a Special Resolution, has been duly given. Provided that, except in the case of an annual general meeting if it is so agreed by a majority in number of the Shareholders having a right to attend and vote at any such meeting, being a majority together holding not less than 95 % in nominal value of the Shares giving that right (or, in the case of an annual general meeting, by all Shareholders of the Company having that right), a resolution may be proposed and passed as a Special Resolution at a meeting of which less than 21 days’ notice has been given.

Ordinary Resolution

(d)	A resolution shall be an Ordinary Resolution when it has been passed by a simple majority of such Shareholders as, being entitled so to do, vote in person or, where proxies are allowed, by proxy or, in the case of any Shareholder being a corporation, by its duly authorised representative at a general meeting held in accordance with these Articles and of which not less than 14 days’ notice has been duly given.

Resolutions in writing

(e)	A resolution in writing signed (in such manner as to indicate, expressly or impliedly, unconditional approval) by or on behalf of all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall, for the purpose of these Articles, be treated as an Ordinary Resolution duly passed at a general meeting of the Company duly convened and held and, where relevant as a Special Resolution so passed. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last person to sign, and where the resolution states a date as being the date of his signature thereof by any Shareholder the statement shall be prima facie evidence that it was signed by him on that date. Such a resolution may consist of several documents in the like form, and signed by one or more relevant Shareholders.

Special Resolution effective as Ordinary Resolution

(f)	A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

App.13
Part B
Para.1

When Special Resolution is required

2.	To the extent that the same is permissible under Cayman Islands law and subject to Article 13, a Special Resolution shall be required to alter the Memorandum of Association of the Company, to approve any amendment of the Articles or to change the name of the Company.

SHARES, WARRANTS AND MODIFICATION OF RIGHTS

App.3
Para.6 (1)

Issue of Shares

3.	Without prejudice to any special rights or restrictions for the time being attaching to any Shares or any class of Shares including Preference Shares, any Share may be issued upon such terms and conditions and with such preferred, deferred or other qualified or special rights, or such restrictions, whether in regard to Dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination or so far as the same may not make specific provision, as the Board may determine) and any Share may be issued on the terms that it is liable to be redeemed upon the happening of a specified event or upon a given date and either at the option of the Company, or at the option of the holder. No Shares shall be issued to bearer.

PREFERENCE SHARES

3A.	The rights and restrictions attaching to the Preference Shares are as follows and shall prevail over any inconsistency with any other provisions of these Articles:

(a)	Definitions and Interpretation

“Arrears of Preferred Dividends” has the meaning given to it in Article 3A(c)(iii);

“Benchmarked Price” has the meaning given to it under Note 1(b) to Rule 7.27B of the Listing Rules;

“Issue Date” means the date on which a Preference Share is issued;

“Issue Price” means the price at which a Preference Share is issued;

“Junior Obligations” means (i) the Ordinary Shares, and (ii) any other instrument or security issued, entered into or guaranteed by the Company which ranks or is expressed to rank, by its terms or by operation of law, junior to the Preference Shares;

“Liquidation Amount” in respect of each Preference Share means its Issue Price;

“Parity Obligations” means any instrument or security issued, entered into or guaranteed by the Company which ranks or is expressed to rank, by its terms or by operation of law, pari passu with the Preference Shares;

“Payment Business Day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the relevant place of presentation and Hong Kong;

“Preferred Dividend” means the cumulative preferential dividend payable pursuant to Article 3A(c)(i);

“Preference Share Certificates” means the registered certificates representing the Preference Shares, each of which shall represent the entire holding of Preference Shares by the same Preference Shareholder;

“Preferred Dividend Payment Date” has the meaning given to it in Article 3A(c)(ii);

“ Preference Shareholding Record Date” means, in relation to payment of any amounts by way of Preferred Dividend or Liquidation Amount in respect of the Preference Shares, the third business day (being a day on which banks are open for business in Hong Kong) before the due date for such payment;

“Redemption Notice” has the meaning given to it in Article 3A(d) (ii);

“Redemption Price” has the meaning given to it in Article 3A(d)  (ii);

“Senior Obligations” means (i)  any unsubordinated instrument or other obligation issued, entered into, or guaranteed by the Company, and (ii) any other instrument or obligation issued, entered into or guaranteed by the Company which ranks or is expressed to rank, by its terms or by operation of law, senior to the Preference Shares;

“Variation Resolution” has the meaning given to it in Article 3A(e) (i); and

“Winding Up” means proceedings in respect of the Company for liquidation, dissolution, insolvency or other similar proceedings in respect of the Company.

(b)	Ranking

In the event of the Winding Up of the Company, the rights and claims of the holders in respect of the Preference Shares shall rank in priority to holders of Junior Obligations and equally in all respects with each other and with the holders of any Parity Obligations, but shall be subordinated in right of payment to Senior Obligations.

On such Winding Up of the Company, the surplus assets of the Company remaining after payment to all creditors and holders of Senior Obligations shall be applied to the claims of the Preference Shareholders and the claims of the Preference Shareholders shall rank pari passu with the claims of holders of any Parity Obligations in all respects and in priority to the claims of holders of Junior Obligations. On such Winding Up of the Company, the Preference Shareholders shall be entitled to an amount in respect of each Preference Share which will be equal to the Liquidation Amount, together with any unpaid Preferred Dividends (including all Arrears of Preferred Dividends).

If there are insufficient surplus assets upon such Winding Up of the Company to cover the amounts payable in full on the Preference Shares and all Parity Obligations, the Preference Shareholders and the holders of such Parity Obligations will share rateably in the distribution of such surplus assets (if any) of the Company in proportion to the full amounts to which they are respectively entitled.

After receipt of the full amounts to which the Preference Shareholders are entitled on a Winding Up of the Company, such Preference Shareholders will have no right or claim to any of the Company’s surplus assets.

(c)	Preferred Dividends

(i)	Preferred Dividends

Subject to the Companies Act and these Articles, each Preference Share shall entitle the holder thereof to receive out of the profits of the Company available for distribution and resolved to be distributed a fixed cumulative preferential cash dividend (“Preferred Dividend”) at the rate of 3.6% per annum on the Issue Price payable annually in arrears, subject to annual review by the Board.

(ii)	Accrual and Payment of Preferred Dividends

The first Preferred Dividend shall accrue with respect to each Preference Share from its Issue Date and shall be payable in cash to the holder(s) of the Preference Share within 90 calendar days after the end of the first financial year of the Company and thereafter Preferred Dividend shall accrue and be payable in cash to the holder(s) of the Preference Share within 90 calendar days after the end of each financial year of the Company (each, a “Preferred Dividend Payment Date”). If any Preferred Dividend Payment Date would otherwise fall on a day which is not a business day (as defined below), it shall be postponed to the next day which is a business day unless it would thereby fall into the next calendar month in which event it shall be brought forward to the immediately preceding business day. In this Article 3A(c) (ii), the expression “business day” means a day (other than a Saturday, Sunday or public holiday) upon which commercial banks are generally open for business and settlement of Hong Kong dollar payments in Hong Kong.

Each Preference Share will cease to accrue Preferred Dividends from the due date for Redemption unless, upon surrender of the Preference Share Certificate representing such Preference Share, payment of the Redemption Price in respect of such Preference Share is improperly withheld or refused. In such event, the Preferred Dividend on such Preference Share shall, subject as provided in this Article 3A(c)(ii), continue to accrue from (and including) the due date for Redemption to (but excluding) the date of payment of such Redemption Price. The Preference Shares shall be treated as having been redeemed only after all amounts payable on Redemption of the Preference Shares have been paid in full.

(iii)	Non-payment or Deferral on payment of Preferred Dividends

The Board may within 90 calendar days after the end of each financial year of the Company, in its sole discretion, elect to defer or not to pay the Preferred Dividend to holder(s) of Preference Shares in whole or in part, and in such event, no interest shall be accrued on any deferred or unpaid Preferred Dividend, and irrespective of whether dividend in respect of Ordinary Shares is paid, accrued or deferred prior to the date of election by the Board. To the extent that any Preferred Dividend that are deferred in the previous year(s), such amount shall accumulate and be payable together with the Preferred Dividend to the holder(s) of Preference Shares in the year which the Board elects neither to defer nor not to pay the Preferred Dividend. For the avoidance of doubt, (i) there shall not be any limitation to the amount of cumulative Preferred Dividend; and (ii) any Preferred Dividend which the Board elects not to pay shall be cancelled and shall not accumulate to the Preferred Dividend payable in the forthcoming year(s) (if any).

Any payment of Preferred Dividend (in whole or in part) that is deferred shall accumulate and constitute “Arrears of Preferred Dividend”. The Directors may also elect to defer (in whole or in part) any Preferred Dividend which is otherwise scheduled to be paid on a Preferred Dividend Payment Date or to defer further any Arrears of Preferred Dividend in the manner provided in this Article 3A(c)(iii) for any reason. There is no limit as to the number of times Preferred Dividends and Arrears of Preferred Dividend can or shall be deferred pursuant to this Article 3A(c)(iii), except that Article 3A(c) (iv) shall be complied with until all outstanding Arrears of Preferred Dividends have been paid in full.

Notice shall be given of any non-payment or deferral (in whole or in part) of any Preferred Dividend scheduled to be paid to the Preference Shareholders in accordance with these Articles as soon as practicable after the earlier of (i) the date of non- payment or deferral (in whole or in part) of such Preferred Dividend or (ii) the date on which the Directors resolve to not pay or defer (in whole or in part) such Preferred Dividend, as the case may be, and in any event at least three Payment Business Days prior to the relevant Preferred Dividend Payment Date, provided that any failure to give such notice shall not affect the accumulation and deferral (in whole or in part) of such Preferred Dividend by the Company. The non- payment or deferral (in whole or in part) of any amount of Preferred Dividend in accordance with this Article 3A shall not constitute a default for any purpose by the Company.

(iv)	Restrictions Following Non-Payment or Deferral of Preferred Dividends

From the day immediately following the date of election by the Board of non-payment or deferral (in whole or in part) of any Preferred Dividend in respect of a financial year, the Company shall not:

(A)	make any discretionary distribution or dividend in cash or otherwise on, and will procure that no distribution or dividend in cash or otherwise is made on, any Junior Obligations or Parity Obligations (except, in relation to the Parity Obligations of the Company, where such distribution or dividend is made on a pro rata basis with payment on the Preference Shares) in respect of the same financial year; or

(B)	redeem, reduce, cancel, buy-back or acquire at its discretion for any consideration any Junior Obligations or Parity Obligations (except, in relation to the Parity Obligations of the Company, where such redemption, reduction, cancellation or buy-back is made on a pro rata basis with purchase of the Preference Shares), provided that such restriction shall not apply to an exchange or conversion of any Parity Obligations in whole for Junior Obligations, unless or until the earlier of:

(i)	the Preferred Dividend scheduled to be paid on any subsequent Preferred Dividend Payment Date, and all outstanding Arrears of Preferred Dividend, are paid in full to the Preference Shareholders;

(ii)	the Company being permitted to do so by a special resolution passed at a class meeting of the Preference Shareholders; or

(iii)	the redemption and cancellation of all outstanding Preference Shares.

(v)	Satisfaction of Arrears of Preferred Dividend by Payment

Subject to compliance with the conditions to the distribution of Preferred Dividends set out in Article 3A(c)(ii), the Company:

(A)	may satisfy any Arrears of Preferred Dividend (in whole or in part) at any time by giving notice of such election to the Preference Shareholders in accordance with these Articles at least three Payment Business Days prior to the relevant Preferred Dividend Payment Date specified in such notice (which notice is irrevocable and shall oblige the Company to pay the relevant Arrears of Preferred Dividend on the payment date specified in such notice); and

(B)	in any event shall satisfy any outstanding Arrears of Preferred Dividend (in whole but not in part) on the earlier of:

(i)	the date of redemption of the Preference Shares in accordance with Article 3A(d); and

(ii)	the date on which an order is made or an effective resolution is passed for the Winding Up of the Company.

(d)	Redemption

(i)	No Other Redemption

The Company will only have the right to redeem the Preference Shares as described in this Article 3A(d).

(ii)	Redemption Only at the Option of the Company

In each case as permitted by these Articles and the relevant laws and regulations of the Cayman Islands, the Directors may at any time upon giving not less than 7 nor more than 14 days’ notice to the Preference Shareholders (“Redemption Notice”), redeem in whole or in part the Preference Shares, until all the Preference Shares have been redeemed.

Th e r e de m ption pr ice ( “ Re de m ptio n Pr ice ” ) f or e a ch Preference Share so redeemed shall be the higher price of either (a) the Issuer Price or (b) the price equivalent to 10% discount of the Benchmarked Price for the Ordinary Shares on the date of the Redemption Notice.

In the case of a partial redemption of the Preference Shares, the Preference Shares shall be redeemed by the Company (i) on a pro rata basis or (ii) by such other method and in such place as the Company may at its sole discretion deems fit and proper.

Holder of Preference Share does not have the option to require the Company to redeem any Preference Share.

(iii)	Cancellation

All Preference Shares which are redeemed will forthwith be cancelled. Any Preference Share Certificate representing Preference Shares so surrendered for cancellation may not be reissued or resold.

(e)	Voting

(i)	General Meetings and Class Meetings of Preference Shareholders

Preference Shareholders shall not be entitled to convene, attend or vote at any general meeting, other than when the business of the general meeting is to consider any resolution to (a) amend these Articles to modify the rights and privileges attached to the Preference Shares, or (b) adversely modify or abrogate any of the special rights and privileges attached to the Preference Shares, or (c) convene proceedings in respect of the Company for reconstruction, consolidation, amalgamation, merger, reorganisation or winding-up of the Company (“Variation Resolution”).

The Preference Shares held by or on behalf of the Company shall not have voting rights.

The issuance of any other class of preference shares which ranks or is expressed to rank, by its terms or by operation of law, pari passu with the Preference Shares shall be deemed to constitute a matter for which the sanction of Preference Shareholders at a class meeting of Preference Shareholders in accordance with the provisions of these Articles is required.

No further issue of Preference Shares pursuant to Article 3A(k) or of any other Junior Obligations by the Company shall be deemed to constitute a modification or abrogation of any of the special rights and privileges attached to the Preference Shares.

(ii)	Notification of class meetings of Preference Shareholders

Subject to the Companies Act and these Articles, Preference Shareholders shall be entitled to attend class meetings of Preference Shareholders to consider any Variation Resolution and the provisions of Articles 67 to 94 shall apply to the conduct of such class meetings.

The Company shall, in accordance with these Articles, notify the Preference Shareholders of any general meeting convened to pass a resolution in respect of any of the circumstances set out in Article 3A(e)(i).

(f)	Payment

Payments of any amount by way of Preferred Dividend or Liquidation Amount in respect of the Preference Shares will be paid to the person shown as the Preference Shareholder on the Register at the close of business on the Preference Shareholding Record Date.

Where payment is to be made by transfer to any bank account, payment instructions (for value on the due date, or if that is not a Payment Business Day, for value on the first following day which is a Payment Business Day) will be initiated on the later of the due date for payment and the day on which the relevant preference share certificate is surrendered. Notice of any such change or any change of any specified office shall promptly be given to the Preference Shareholders in accordance with these Articles.

The Preference Shareholders shall not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a Payment Business Day. If an amount which is due on the Preference Shares is not paid in full, the Register will be annotated with a record of the amount (if any) in fact paid.

(g)	Pre-emption

The Preference Shares shall not confer on the holders thereof any pre-emptive subscription rights in relation to issues of further shares in the Company.

(h)	Conversion

The Preference Shares are not convertible into Ordinary Shares and do not entitle any Preference Shareholder to convert the Preference Share into Ordinary Share.

(i)	Transferability

Subject to the provisions of this Article 3A(i), Preference Shares may be sold, transferred, pledged or otherwise disposed at any time by the Preference Shareholders, the provisions of these Articles relating to the transfer of shares and share certificates shall apply in relation to the Preference Shares.

Registration of transfer of Preference Shares will be effected by or on behalf of the Company but upon payment (or on such indemnity (if any) as the Directors may require) in respect of any taxes levied or other governmental, regulatory or administrative charges which may be charged in relation to such transfer.

No Preference Shareholder may require the transfer of a Preference Share to be registered (a) during the period of 30 days prior to a class meeting of Preference Shareholders or a general meeting in which the Preference Shareholders would be entitled to vote; (b) during the period of five days ending on a Preference Shareholding Record Date; or (c) during the period of 15 days ending on the due date for any payment of Liquidation Amount or Preferred Dividend in respect of the Preference Shares.

(j)	Replacement of Preference Share Certificates

The provisions of Article 22 shall apply to the replacement of Preference Share Certificates.

(k)	Further Issues

The Company may from time to time create and issue further Preference Shares ranking as regards participation in the profits and assets of the Company equally in all respects with the Preference Shares and so that any such further Preference Shares may be denominated in any currency and may carry as regards participation in the profits and assets of the Company rights identical in all respects to those attaching to the Preference Shares.

(l)	Notices

The provisions of Articles 180 to 186 shall apply to the giving of notices to Preference Shareholders.

App.3

Para. 2(2)

Warrants

4.	The Board may issue warrants to subscribe for any class of Shares or other securities of the Company, which warrants may be issued on such terms as the Board may from time to time determine. Where warrants are issued to bearer, no certificate thereof shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original certificate thereof has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such replacement certificate.

App.3

Para. 6(2)

App.13

Part B

Para. 2(1)

How rights of shares may be modified

5.	(a)	If at any time the share capital of the Company is divided into different classes of Shares, all or any of the special rights attached to any class (unless otherwise provided for by the terms of issue of the Shares of that class) may, subject to the provisions of the Companies Act, be varied or abrogated either with the consent in writing of the holders of not less than ¾ in nominal value of the issued Shares of that class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the Shares of that class. To every such separate general meeting the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum (other than at an adjourned meeting) shall be not less than 2 persons holding (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or representing by proxy one-third in nominal value of the issued Shares of that class, that the quorum for any meeting adjourned for want of quorum shall be 2 Shareholders present in person (or in the case of the Shareholder being a corporation, by its duly authorised representative) or by proxy (whatever the number of Shares held by them) and that any holder of Shares of the class present in person (or in the case of the Shareholder being a corporation, by its duly authorised representative) or by proxy may demand a poll.

(b)	The provisions of this Article shall apply to the variation or abrogation of the rights attached to the Shares of any class as if each group of Shares of the class differently treated formed a separate class the rights whereof are to be varied or abrogated.

(c)	The special rights conferred upon the holders of any Shares or class of Shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such Shares be deemed to be altered by the creation or issue of further Shares ranking pari passu therewith.

App.3

Para.9

Authorised Share Capital

6.	The authorised share capital of the Company is HK$30,000,000 consisting of 2,000,000,000 Ordinary Shares of HK$0.01 each and 1,000,000,000 Preference Shares of HK$0.01 each.

Power to increase capital

7.	The Company in general meeting may from time to time, whether or not all the Shares for the time being authorised shall have been issued and whether or not all the Shares for the time being issued shall have been fully paid up, by Ordinary Resolution increase its share capital by the creation of new Shares, such new capital to be of such amount and to be divided into Shares of such class or classes and of such amounts in Hong Kong dollars or such other currency as the Shareholders may think fit and as the resolution may prescribe.

App.3

Para. 6(1)

On what conditions new shares may be issued

8.	Any new Shares shall be issued upon such terms and conditions and with such rights, privileges or restrictions attached thereto as the general meeting resolving upon the creation thereof shall direct, and if no direction be given, subject to the provisions of the Companies Act and of these Articles, as the Board shall determine; and in particular such Shares may be issued with a preferential or qualified right to participate in Dividends and in the distribution of assets of the Company and with a special right or without any right of voting.

When to be offered to existing shareholders

9.	The Board may before the issue of any new Shares, determine that the same, or any of them, shall be offered in the first instance, and either at par or at a premium, to all the existing holders of any class of Shares in proportion as nearly as may be to the number of Shares of such class held by them respectively, or make any other provisions as to the allotment and issue such Shares, but in default of any such determination or so far as the same shall not extend, such Shares may be dealt with as if they formed part of the capital of the Company existing prior to the issue of the same.

App.3

Para. 6(1)

New shares to form part of original capital

10.	Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new Shares shall be treated as if it formed part of the original capital of the Company and such Shares shall be subject to the provisions contained in these Articles with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.

Unissued Shares at the disposal of the Directors

11.	(a)	All unissued Shares and other securities of the Company shall be at the disposal of the Board and it may offer, allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times, for such consideration and generally on such terms (subject to Article 9) as it in its absolute discretion thinks fit, but so that no Shares shall be issued at a discount. The Board shall, as regards any offer or allotment of Shares, comply with the provisions of the Companies Act, if and so far as such provisions may be applicable thereto.

(b)	Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of Shares or other securities of the Company, to make, or make available, and may resolve not to make, or make available, any such allotment, offer, option or Shares or other securities to Shareholders or others with registered addresses in any jurisdiction outside of the Relevant Territory, or in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable, or the existence or extent of the requirement for such registration statement or special formalities might be expensive (whether in absolute terms or in relation to the rights of the Shareholder(s) who may be affected) or time consuming to determine. The Board shall be entitled to make such arrangements to deal with fractional entitlements arising on an offer of any unissued Shares or other securities as it thinks fit, including the aggregation and the sale thereof for the benefit of the Company. Shareholders who may be affected as a result of any of the matters referred to in this paragraph (b) shall not be, and shall be deemed not to be, a separate class of Shareholders for any purposes whatsoever.

Company may pay commission

12.	(a)	The Company may at any time pay commission to any person for subscribing or agreeing to subscribe (whether absolutely or conditionally) for any Shares or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any Shares, but so that the conditions and requirements of the Companies Act shall be observed and complied with, and in each case the commission shall not exceed 10% of the price at which the Shares are issued.

Defraying of expenses

(b)	If any Shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant which cannot be made profitable within a period of one year, the Company may pay interest on so much of that share capital as is for the time being paid up for the period and, subject to any conditions and restrictions mentioned in the Companies Act, may charge the sum so paid by way of interest to capital as part of the cost of construction of the works or buildings, or the provisions of the plant.

Increase in capital, consolidation and division of capital and subdivision, cancellation of shares and redenomination etc.

13.	The Company may from time to time by Ordinary Resolution:

(a)	increase its share capital as provided by Article 7;

(b)	consolidate or divide all or any of its share capital into Shares of larger or smaller amount than its existing Shares; and on any consolidation of fully paid Shares into Shares of larger amount, the Board may settle any difficulty which may arise as it thinks expedient and in particular (but without prejudice to the generality of the foregoing) may as between the holders of Shares to be consolidated determine which particular Shares are to be consolidated into a consolidated Share, and if it shall happen that any person shall become entitled to fractions of a consolidated Share or Shares, such fractions may be sold by some person appointed by the Board for that purpose and the person so appointed may transfer the Shares so sold to the purchaser thereof and the validity of such transfer shall not be questioned, and so that the net proceeds of such sale (after deduction of the expenses of such sale) may either be distributed among the persons who would otherwise be entitled to a fraction or fractions of a consolidated Share or Shares rateably in accordance with their rights and interest or may be paid to the Company for the Company’s benefit;

(c)	divide its unissued Shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(d)	sub-divide its Shares or any of them into Shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of the Companies Act, and so that the resolution whereby any Share is sub-divided may determine that, as between the holders of the Shares resulting from such sub-division, one or more of the Shares may have any such preferred or other special rights over, or may have such deferred rights or be subject to any such restrictions as compared with the others as the Company has power to attach to unissued or new Shares;

(e)	cancel any Shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled;

(f)	make provision for the issue and allotment of Shares which do not carry any voting rights;

(g)	change the currency of denomination of its share capital; and

(h)	reduce its share premium account in any manner authorised, and subject to any conditions prescribed by law.

Reduction of capital

14.	The Company may by Special Resolution reduce its share capital or undistributable reserve in any manner authorised, and subject to any conditions prescribed, by law.

Company to purchase its own securities and to finance the same

15.	(a)	Subject to the Companies Act, or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, the Company shall have the power to purchase or otherwise acquire all or any of its own Shares (which expression as used in this Article includes redeemable Shares) provided that the manner and terms of purchase have first been authorised by an Ordinary Resolution of the Shareholders, and to purchase or otherwise acquire warrants and other securities for the subscription or purchase of its own Shares, and shares and warrants and other securities for the subscription or purchase of any shares in any company which is its Holding Company and may make payment therefor in any manner and terms authorised or not prohibited by law, including out of capital, or to give, directly or indirectly, by means of a loan, a guarantee, an indemnity, the provision of security or otherwise howsoever, financial assistance for the purpose of or in connection with a purchase or other acquisition made or to be made by any person of any Shares or warrants or other securities in the Company or any company which is a Holding Company of the Company and should the Company purchase or otherwise acquire its own Shares or warrants or other securities neither the Company nor the Board shall be required to select the Shares or warrants or other securities to be purchased or otherwise acquired rateably or in any other manner and terms as between the holders of Shares or warrants or other securities of the same class or as between them and the holders of Shares or warrants or other securities of any other class or in accordance with the rights as to Dividends or capital conferred by any class of Shares provided always that any such purchase or other acquisition or financial assistance shall only be made in accordance with the relevant code, rules or regulations issued from time to time by the HK Stock Exchange and/or the Securities and Futures Commission of Hong Kong from time to time in force.

(b)	(i)	Subject to the provisions of the Companies Act and the Memorandum of Association of the Company, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of the Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit.

App.3

Para.

8(1)

8(2)

(ii)	Where the Company purchases for redemption a redeemable Share, purchases not made through the market or by tender shall be limited to a maximum price, and if purchases are by tender, tenders shall be available to all Shareholders alike.

(c)	(i)	The purchase or redemption of any Share shall not be deemed to give rise to the purchase or redemption of any other Share.

(ii)	The holder of the Shares being purchased or redeemed shall be bound to deliver up to the Company at the Head Office or such other place as the Board shall specify the certificate(s) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies in respect thereof.

REGISTER OF SHAREHOLDERS AND SHARE CERTIFICATES

16.	Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, no person shall be recognised by the Company as holding any Share upon any trust and, except as aforesaid, the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or any other right or claim to or in respect of any Shares except an absolute right to the entirety thereof of the registered holder.

Share Register

17.	(a)	The Board shall cause to be kept the Register and there shall be entered therein the particulars required under the Companies Act.

App.13

Part B

Para.

3(2)

Local or branch register

(b)	Subject to the provisions of the Companies Act, if the Board considers it necessary or appropriate, the Company may establish and maintain a principal or branch register of Shareholders at such location as the Board thinks fit and, during the Relevant Period, the Company shall keep its principal or a branch register of Shareholders in Hong Kong.

App.13

Part B

Para. 3(2)

(c)	During the Relevant Period (except when the Register is closed), any Shareholder of any class of Shares may inspect during business hours any Register of that class of Shares maintained in Hong Kong without charge and require the provision to him of copies or extracts thereof in all respects as if the Company were incorporated under and were subject to the Companies Ordinance.

App.13

Part B

Para. 3(2)

(d)	The Register or any part thereof relating to Shareholders holding Shares of any class may be closed at such time or for such period not exceeding in the whole 30 days in each year as the Board may determine.

Share certificates

18.	(a)	Every person whose name is entered as a Shareholder in the Register shall be entitled to receive within the relevant time limit as prescribed in the Companies Act or as the case may be as the HK Stock Exchange may from time to time determine, whichever is shorter, after allotment or lodgement of a transfer (or within such other period as the conditions of issue shall provide or is required by the applicable rules of the stock exchange of the Relevant Territory) one certificate for all his Shares, or, if he shall so request, in a case where the allotment or transfer is of a number of Shares in excess of the number for the time being forming a stock exchange board lot for the purposes of the stock exchange of the Relevant Territory on which the Shares are listed upon payment of such sum (in the case of a transfer, not exceeding in the case of any share capital listed on a stock exchange in Hong Kong, HK$2.50 or such other sum as may from time to time be allowed or not prohibited under the Listing Rules, and in the case of any other Shares, such sum in such currency as the Board may from time to time determine to be reasonable in the territory in which the relevant Register is situated, or otherwise such other sum as the Company may by Ordinary Resolution determine) for every certificate after the first as the Board may from time to time determine, such number of certificates for Shares in stock exchange board lots or whole multiples thereof as he shall request and one for the balance (if any) of the Shares in question, provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of the joint holders shall be sufficient delivery to all such holders.

(b)	The Company may, in the event of a change in the form of definitive Share certificate adopted by the Board, issue new definitive certificates to all holders of Shares appearing on the Register in replacement of old definitive certificates issued to such holders. The Board may resolve whether or not to require the return of the old certificates as a condition precedent to the issue of replacement certificates and, as regards any old certificates which have been lost or defaced, to impose such conditions (including as to indemnity) as the Board shall see fit. If the Board elects not to require the return of the old certificates, the same shall be deemed to have been cancelled and of no further effect for all purposes.

App.3

Para. 2(1)

Share certificates to be sealed

19.	Every certificate for Shares, warrants or debentures or representing any other form of securities of the Company shall be issued under the Seal of the Company, which for this purpose may be a duplicate Seal.

App.3

Para. 10(1);

10(2)

Share certificate to specify number and class of shares

20.	Every share certificate hereafter issued shall specify the number and class of Shares in respect of which it is issued and the amount paid thereon and may otherwise be in such form as the Board may from time to time prescribe. A share certificate shall relate to only one class of Shares, and where the capital of the Company includes Shares with different voting rights, the designation of each class of Shares, other than those which carry the general right to vote at general meetings, must include the words “restricted voting” or “ limited voting” or “ non-voting” or some other appropriate designation which is commensurate with the rights attaching to the relevant class of Shares.

App.3

Para. 1(3)

Joint holders

21.	(a)	The Company shall not be bound to register more than 4 persons as joint holders of any Share.

(b)	If any Shares shall stand in the names of 2 or more persons, the person first named in the Register shall be deemed to be sole holder thereof as regards service of notice and, subject to the provisions of these Articles, all or any other matter connected with the Company, except the transfer of the Share.

Replacement of share certificate

22.	If a share certificate is defaced, lost or destroyed, it may be replaced on payment of such fee, if any, (not exceeding, in the case of any share capital listed on a stock exchange in Hong Kong, HK$2.50 or such other sum as may from time to time be allowed or not prohibited under the Listing Rules, and, in the case of any other capital, such sum in such currency as the Board may from time to time determine to be reasonable in the territory in which the relevant Register is situated, or such other sum as the Company may by Ordinary Resolution determine) as the Board shall from time to time determine and on such terms and conditions, if any, as to publication of notices, evidence and indemnity as the Board thinks fit and in the case of wearing out or defacement, after delivery up of the old certificate. In the case of destruction or loss, the person to whom such replacement certificate is given shall also bear and pay to the Company all costs and out-of-pocket expenses incidental to the investigation by the Company of the evidence of such destruction or loss and of such indemnity.

LIEN

App.3

Para.

1(2)

Company’s lien

23.	The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of that Share; and the Company shall also have a first and paramount lien and charge on all Shares (other than fully paid- up Shares) standing registered in the name of a Shareholder, whether singly or jointly with any other person or persons, for all the debts and liabilities of such Shareholder or his estate to the Company and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such Shareholder, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder of the Company or not. The Company’s lien (if any) on a Share shall extend to all Dividends and bonuses declared in respect thereof. The Board may at any time either generally or in any particular case waive any lien that has arisen, or declare any Share to be exempt wholly or partially from the provisions of this Article.

Sale of shares subject to lien

24.	The Company may sell, in such manner as the Board thinks fit, any Shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of the sum presently payable or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of intention to sell in default, shall have been given, in the manner in which notices may be sent to Shareholders of the Company as provided in these Articles, to the registered holder for the time being of the Shares, or the person entitled by reason of such holder’s death, bankruptcy or winding-up to the Shares.

Application of proceeds of sale

25.	The net proceeds of such sale after the payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability or engagement in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Shares prior to the sale) be paid to the person entitled to the Shares at the time of the sale. For the purpose of giving effect to any such sale, the Board may authorise some person to transfer the Shares sold to the purchaser thereof and may enter the purchaser’s name in the Register as holder of the Shares, and the purchaser shall not be bound to see the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

Calls/ instalments

26.	The Board may from time to time make such calls as it thinks fit upon the Shareholders in respect of any moneys unpaid on the Shares held by them respectively (whether on account of the nominal value of the Shares or by way of premiums) and not by the conditions of allotment thereof made payable at a fixed time. A call may be made payable either in one sum or by instalments.

Notice of call

27.	At least 14 days’ notice of any call shall be given to the relevant Shareholders specifying the time and place of payment and to whom such call shall be paid.

Copy of notice to be sent to shareholders

28.	A copy of the notice referred to in Article 27 shall be sent to relevant Shareholders in the manner in which notices may be sent to Shareholders by the Company as herein provided.

Notice of call may be given

29.	In addition to the giving of notice in accordance with Article 28, notice of the person appointed to receive payment of every call and of the times and places appointed for payment may be given to the relevant Shareholders by notice to be inserted at least once in the Newspapers.

Time and place for payment of call

30.	Every Shareholder upon whom a call is made shall pay the amount of every call so made on him to the person and at the time or times and place or places as the Board shall appoint.

When call deemed to have been made

31.	A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed.

Liability of joint holders

32.	The joint holders of a Share shall be severally as well as jointly liable for the payment of all calls and instalments due in respect of such Share or other moneys due in respect thereof.

Board may extend time fixed for call

33.	The Board from time to time at its discretion may extend the time fixed for any call, and may extend such time as regards all or any of the Shareholders, whom due to residence outside the Relevant Territory or other cause the Board may deem entitled to any such extension but no Shareholder shall be entitled to any such extension except as a matter of grace and favour.

Interest on unpaid calls

34.	If the sum payable in respect of any call or instalment is not paid before or on the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as the Board shall fix from the day appointed for the payment thereof to the time of the actual payment, but the Board may waive payment of such interest wholly or in part.

Suspension of privileges while call unpaid

35.	No Shareholder shall be entitled to receive any Dividend or bonus or to be present or vote (save as proxy or authorised representative for another Shareholder) at any general meeting, either personally, or (save as proxy or authorised representative for another Shareholder) by proxy, or be reckoned in a quorum, or to exercise any other privilege as a Shareholder until all calls or instalments due from him to the Company, whether alone or jointly or jointly and severally with any other person, together with interest and expenses (if any) shall have been paid.

Evidence in action for call

36.	On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Shareholder sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt accrues; that the resolution of the Board making the call has been duly recorded in the minute book of the Board; and that notice of such call was given to the Shareholder sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

Sums payable on allotment deemed a call

37.	(a)	Any sum which by the terms of allotment of a Share is made payable upon allotment or at any fixed date, whether on account of the nominal value of the Share and/or by way of premium, shall for all purposes of these Articles be deemed to be a call duly made and notified and payable on the date fixed for payment, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture and the like, shall apply as if such sums had become payable by virtue of a call duly made and notified.

Shares may be issued subject to different conditions as to calls, etc.

(b) The Board may on the issue of Shares differentiate between the allottees or holders as to the amount of calls to be paid and the time of payment.

App.3

Para.

3(1)

38.	The Board may, if it thinks fit, receive from any Shareholder willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any Shares held by him, and in respect of all or any of the moneys so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as the Board may decide but a payment in advance of a call shall not entitle the Shareholder to receive any Dividend or to exercise any other rights or privileges as a Shareholder in respect of the Share or the due portion of the Shares upon which payment has been advanced by such Shareholder before it is called up. The Board may at any time repay the amount so advanced upon giving to such Shareholder not less than one Month’s notice in writing of its intention on that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the Shares in respect of which it was advanced.

TRANSFER OF SHARES

Form of transfer

39.	Subject to the Companies Act, all transfers of Shares shall be effected by transfer in writing in the usual or common form or in such other form as the Board may accept provided always that it shall be in such a form prescribed by the HK Stock Exchange and may be under hand only or, if the transferor or transferee is a Clearing House (or its nominee(s)), under hand or by machine imprinted signature or by such other means of execution as the Board may approve from time to time.

App.3

Para.

1(1)

Execution of transfer

40.	The instrument of transfer of any Share shall be executed by or on behalf of the transferor and by or on behalf of the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferor or the transferee or accept mechanically executed transfers in any case in which it in its absolute discretion thinks fit to do so. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register in respect thereof. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any Share by the allottee in favour of some other person.

Shares registered on principal register, branch register, etc.

41.	(a)	The Board may, in its absolute discretion at any time and from time to time, remove any Share on the principal Register to any branch Register or any Share on any branch Register to the principal Register or any other branch Register.

(b)	Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time stipulate, and which agreement it shall, without giving any reason therefore, be entitled in its absolute discretion to give or withhold) no Shares on the principal Register shall be removed to any branch Register nor shall Shares on any branch Register be removed to the principal Register or any other branch Register and all removals and other documents of title relating to or affecting the title to any Share or other securities of the Company shall be lodged for registration, and be registered, in the case of any Shares on a branch Register, at the relevant Registration Office, and, in the case of any Shares on the principal Register, at the Transfer Office.

(c)	Notwithstanding anything contained in these Articles, the Company shall as soon as practicable and on a regular basis record in the principal Register all removals of Shares effected on any branch Register and shall at all times maintain the principal Register and all branch Registers in all respects in accordance with the Companies Act.

App.3

Para.

1 (2)

Directors may refuse to register a transfer

42.	Fully paid Shares shall be free from any restriction with respect to the right of the holder thereof to transfer such Shares (except when permitted by the HK Stock Exchange) and shall also be free from all liens. The Board however, may, in its absolute discretion, refuse to register a transfer of any Share which is not fully paid to a person of whom it does not approve or any Share issued under any share option scheme upon which a restriction on transfer imposed thereby still subsists, and it may also refuse to register a transfer of any Share (whether fully paid up or not) to more than 4 joint holders or a transfer of any Shares (not being a fully paid up Share) on which the Company has a lien.

43.	The Board may also decline to recognise any instrument of transfer unless:-

App.3

Para.

1(1)

Requirement as to transfer

(a)	a fee of such maximum as the HK Stock Exchange may from time to time determine to be payable (or such lesser sum as the Board may from time to time require) has been paid to the Company;

(b)	the instrument of transfer is lodged at the relevant Registration Office or, as the case may be, the Transfer Office accompanied by the certificate of the Shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

(c)	the instrument of transfer is in respect of only one class of Share;

(d)	the Shares concerned are free of any lien in favour of the Company; and

(e)	if applicable, the instrument of transfer is properly stamped.

No transfer to an infant

44.	The Board may refuse to Register a transfer of any Share to an infant or to a person of unsound mind or under other legal disability.

Notice of refusal

45.	If the Board shall refuse to register a transfer of any Share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal and, except where the subject Share is not a fully paid Share, the reason(s) for such refusal.

Certificate to be given up on transfer

46.	Upon every transfer of Shares, the certificate in respect thereof held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the Shares transferred to him as provided in Article l8, and if any of the Shares included in the certificate so given up shall be retained by the transferor a new certificate in respect thereof shall be issued to him as provided in Article 18. The Company shall retain the instrument of transfer.

When transfer books or register is closed

47.	The registration of transfers may be suspended when the Register is closed in accordance with Article 17(d).

TRANSMISSION OF SHARES

Deaths of registered holder or of joint holder of shares

48.	In the case of the death of a Shareholder, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the Shares; but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any Share solely or jointly held by him.

Registration of personal representatives and trustees in bankruptcy

49.	Any person becoming entitled to a Share in consequence of the death or bankruptcy or winding-up of a Shareholder may, upon such evidence as to his title being produced as may from time to time be required by the Board, and subject as hereinafter provided, elect either to be registered himself as holder of the Share or to have some person nominated by him registered as the transferee thereof.

Notice of election to be registered of nominee

50.	If the person becoming entitled to a Share pursuant to Article 49 shall elect to be registered himself as the holder of such Share, he shall deliver or send to the Company a notice in writing signed by him, at (unless the Board otherwise agrees) the Registration Office, stating that he so elects. If he shall elect to have his nominee registered, he shall testify his election by executing a transfer of such Share to his nominee. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of Shares shall be applicable to any such notice or transfer as aforesaid as if the death, bankruptcy or winding-up of the Shareholder had not occurred and the notice or transfer were a transfer executed by such Shareholder.

Retention of dividends, etc. until transmission of shares of a deceased or bankrupt shareholder

51.	A person becoming entitled to a Share by reason of the death, bankruptcy or winding-up of the holder shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, the Board may, if it thinks fit, withhold the payment of any Dividend payable or other advantages in respect of such Share until such person shall become the registered holder of the Share or shall have effectually transferred such Share, but, subject to the requirements of Article 80 being met, such a person may vote at general meetings of the Company.

FORFEITURE OF SHARES

If call or instalment not paid notice may be given

52.	If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may, at any time thereafter during such time as any part of the call or instalment remains unpaid, without prejudice to the provisions of Article 34, serve notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment.

Content of notice of call

53.	The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and it shall also name the place where payment is to be made such place being the Registered Office or a Registration Office or another place within the Relevant Territory. The notice shall also state that, in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

If notice not complied with shares may be forfeited

54.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all Dividends and bonuses declared in respect of the forfeited Share and not actually paid before the forfeiture. The Board may accept the surrender of any Share liable to be forfeited hereunder and in such cases references in these Articles to forfeiture shall include surrender.

Forfeited shares to become property of Company

55.	Any Share so forfeited shall be deemed to be the property of the Company, and may be re-allotted, sold or otherwise disposed of on such terms and in such manner as the Board thinks fit and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Board thinks fit.

Arrears to be paid not withstanding forfeiture

56.	A person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, nevertheless, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the forfeited Shares, together with (if the Board shall in its discretion so require) interest thereon from the date of forfeiture until the date of actual payment (including the payment of such interest) at such rate not exceeding 20% per annum as the Board may prescribe, and the Board may enforce the payment thereof if it thinks fit, and without any deduction or allowance for the value of the Shares at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the Shares. For the purposes of this Article any sum which by the terms of issue of a Share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the Share or by way of premium, shall notwithstanding that such time has not yet arrived be deemed to be payable on the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

Evidence of forfeiture and transfer of forfeited share

57.	A certificate in writing that the declarant is a Director or the Secretary, and that a Share has been duly forfeited or surrendered on a date stated in the certificate, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration, if any, given for the Share on any re-allotment, sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is re-allotted, sold or disposed of and such person shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the subscription or purchase money, (if any), nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, re-allotment, sale or disposal of such Share.

Notice after forfeiture

58.	When any Share shall have been forfeited, notice of the forfeiture shall be given to the Shareholder in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.

Power to redeem forfeited shares

59.	Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any Shares so forfeited shall have been re-allotted, sold or otherwise disposed of, cancel the forfeiture on such terms as it thinks fit or permit the Shares so forfeited to be bought back or redeemed upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the Shares, and upon such further terms (if any) as it thinks fit.

Forfeiture not to prejudice Company’s right to call or instalment

60.	The forfeiture of a Share shall not prejudice the right of the Company to any call already made or any instalment payment thereon.

Forfeiture for nonpayment of any sum due on shares

61.	(a)	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

(b)	In the event of a forfeiture of Shares the Shareholder shall be bound to deliver and shall forthwith deliver to the Company the certificate or certificates held by him for the Shares so forfeited and in any event the certificates representing Shares so forfeited shall be void and of no further effect.

GENERAL MEETINGS

App.13
Part B
Para.
3(3);

4(2)

When annual general meeting to be held

62.	At all times during the Relevant Period other than the year of the Company’s adoption of these Articles, the Company shall hold a general meeting for each financial year as its annual general meeting in addition to any other meeting and shall specify the meeting as such in the notice calling it; and not more than 15 Months (or such longer period as may be authorised by the HK Stock Exchange) shall elapse between the date of one annual general meeting of the Company and that of the next. The annual general meeting shall be held in the Relevant Territory or elsewhere as may be determined by the Board and at such time and place as the Board shall appoint. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence at such meetings.

Extraordinary general meeting

63.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

Convening of extraordinary general meeting

64.	The Board may, whenever it thinks fit, convene an extraordinary general meeting. Extraordinary general meetings shall also be convened on the requisition of one or more Shareholders holding, at the date of deposit of the requisition, not less than one tenth of the paid up capital of the Company having the right of voting at general meetings. Such requisition shall be made in writing to the Board or the Secretary for the purpose of requiring an extraordinary general meeting to be called by the Board for the transaction of any business specified in such requisition. Such meeting shall be held within 2 Months after the deposit of such requisition. If within 21 days of such deposit, the Board fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of the Board shall be reimbursed to the requisitionist(s) by the Company.

App.13
Part B
Para.
3(1)

Notice of meetings

65.	An annual general meeting or an extraordinary general meeting called for the passing of a Special Resolution shall be called by at least 21 days’ notice in writing, and a meeting of the Company other than an annual general meeting or an extraordinary general meeting for the passing of a Special Resolution shall be called by at least 14 days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day, the hour and the agenda of the meeting and particulars of the resolutions to be considered at that meeting and in case of special business (as defined in Article 67), the general nature of that business, and shall be given, in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under these Articles, entitled to receive such notices from the Company, provided that a meeting of the Company shall notwithstanding that it is called by shorter notice than that specified in this Article be deemed to have been duly called if it is so agreed:

(a)	in the case of a meeting called as the annual general meeting, by all the Shareholders entitled to attend and vote thereat; and

(b)	in the case of any other meeting, by a majority in number of the Shareholders having a right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the Shares giving that right.

Omission to give notice

66.	(a)	The accidental omission to give any notice to, or the non-receipt of any notice by, any person entitled to receive notice shall not invalidate any resolution passed or any proceedings at any such meeting.

(b)	In the case where forms of proxy or notice of appointment of corporate representative are to be sent out with any notice, the accidental omission to send such forms of proxy or notice of appointment of corporate representative to, or the non-receipt of such forms by, any person entitled to receive notice of the relevant meeting shall not invalidate any resolution passed or any proceeding at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

Special business, business of annual general meeting

67.	(a)	All business shall be deemed special that is transacted at an extraordinary general meeting and also all business shall be deemed special that is transacted at an annual general meeting with the exception of the following, which shall be deemed ordinary business:-

(i)	the declaration and sanctioning of Dividends;

(ii)	the consideration and adoption of the accounts and balance sheets and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheets;

(iii)	the election of Directors in place of those retiring;

(iv)	the appointment of Auditors;

(v)	the fixing of, or the determining of the method of fixing of the remuneration of the Directors and of the Auditors;

(vi)	the granting of any mandate or authority to the Board to offer, allot, grant options over, or otherwise dispose of the unissued Ordinary Shares representing not more than 20% (or such other percentage as may from time to time be specified in the Listing Rules) in nominal value of its then existing issued share capital and the number of any securities repurchased pursuant to paragraph (vii) of this Article;

(vii)	the granting of any mandate or authority to the Board to repurchase securities of the Company; and

(viii)	the granting of any mandate or authority to the Board to offer, allot, grant options over, or otherwise dispose of the unissued Preference Shares in the share capital of the Company.

67A	Ordinary Shareholders shall have the right to (a) speak at a general meeting; and (b) vote at a general meeting except where an Ordinary Shareholder is required under the Listing Rules to abstain from voting to approve the matter under consideraton.

Quorum

68.	For all purposes the quorum for a general meeting shall be 2 Shareholders present in person (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or by proxy and entitled to vote. No business shall be transacted at any general meeting unless the requisite quorum shall be present at the time when the meeting proceeds to business and continues to be present until the conclusion of the meeting.

When quorum is not present meeting to be dissolved and when to be adjourned

69.	If within 15 minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week and at such time and place as shall be decided by the Board, and if at such adjourned meeting a quorum is not present within 15 minutes from the time appointed for holding the meeting, the Shareholder or the Shareholders present in person (or, in the case of a Shareholder being a corporation by its duly authorised representative) or by proxy and entitled to vote shall be a quorum and may transact the business for which the meeting was called.

Chairman of general meeting

70.	The Chairman (if any) of the Board or if he is absent or declines to take the chair at such meeting, the Vice Chairman (if any) shall take the chair at every general meeting, or, if there be no such Chairman or Vice Chairman, or, if at any general meeting neither of such Chairman or Vice Chairman is present within 15 minutes after the time appointed for holding such meeting, or both such persons decline to take the chair at such meeting, the Directors present shall choose one of their number as Chairman of the meeting, and if no Director be present or if all the Directors present decline to take the chair or if the Chairman chosen shall retire from the chair, then the Shareholders present shall choose one of their number to be Chairman of the meeting.

Power to adjourn general meeting, business of adjourned meeting

71.	The Chairman of the meeting may, with the consent of any general meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned for 14 days or more, at least 7 clear days’ notice, specifying the place, the day and the hour of the adjourned meeting shall be given in the same manner as in the case of an original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, no notice of an adjournment or of the business to be transacted at any adjourned meeting needs to be given nor shall any Shareholder be entitled to any such notice. No business shall be transacted at an adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

App.13
Part B
Para.
2(3)

Show of hands and demand for poll

72.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) demanded or otherwise required under the Listing Rules. A poll may be demanded by:

(a)	the Chairman of the meeting; or

(b)	at least 2 Shareholders present in person (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or by proxy for the time being entitled to vote at the meeting; or

(c)	any Shareholder or Shareholders present in person (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or by proxy and representing not less than one- tenth of the total voting rights of all the Shareholders having the right to vote at the meeting; or

(d)	any Shareholder or Shareholders present in person (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or by proxy and holding Shares conferring a right to vote at the meeting being Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the Shares conferring that right.

What is to be evidence of the passing of a resolution where poll not demanded

73.	Unless a poll be so required or demanded as aforesaid and, in the latter case, not withdrawn, a declaration by the Chairman of the meeting that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect made in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

Poll

74.	If a poll is required or demanded as aforesaid, it shall (subject as provided in Article 75) be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was required or demanded as the Chairman of the meeting directs. No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was required or demanded. The demand for a poll may be withdrawn, with the consent of the Chairman, at any time before the close of the meeting at which the poll was demanded or the taking of the poll, whichever is the earlier.

In what case poll taken without adjournment

75.	Any poll required or duly demanded on the election of a Chairman of a meeting or on any question of adjournment shall be taken at the meeting and without adjournment.

Chairman to have casting vote

76.	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place (where no poll is demanded) or at which the poll is required or demanded, shall be entitled to a second or casting vote. In case of any dispute as to the admission or rejection of any vote, the Chairman shall determine the same, and such determination shall be final and conclusive.

Business may proceed notwithstanding demand for poll

77.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

Amendment of resolutions

78.	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman, the proceedings shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

VOTES OF SHAREHOLDERS

App.3
Para.
6(1)

Votes of shareholders

79.	Subject to any special rights, privileges or restrictions as to voting for the time being attached to any class or classes of Shares, at any general meeting on a show of hands every Shareholder who is present in person (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or by proxy shall (save as provided otherwise in this Article) have one (1) vote, and on a poll every Shareholder present in person (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or by proxy, shall have one vote for every Share of which he is the holder which is fully paid or credited as fully paid (but so that no amount paid or credited as paid on a Share in advance of calls or instalments shall be treated for the purposes of this Article as paid on the Share). On a poll a Shareholder entitled to more than one vote need not use all his votes or cast all his votes in the same way. Notwithstanding anything contained in these Articles, where more than one proxy is appointed by a Shareholder which is a Clearing House (or its nominee(s)), each such proxy shall have one vote on a show of hands.

App.3
Para.
14

79A.	Where the Company has knowledge that any Shareholder is, under the Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such Shareholder in contravention of such requirement or restriction shall not be counted.

Votes in respect of deceased and bankrupt shareholders

80.	Any person entitled under Article 51 to be registered as the holder of any Shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such Shares, provided that at least 48 hours before the time of the holding of the meeting or adjourned meeting (as the case may be) at which he proposes to vote, he shall satisfy the Board of his right to be registered as the holder of such Shares or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

Joint holders

81.	Where there are joint registered holders of any Share, any one of such persons may vote at any meeting, either personally or by proxy, in respect of such Share as if he were solely entitled thereto; but if more than one of such joint holders be present at any meeting personally or by proxy, that one of the said persons so present whose name stands first on the Register in respect of such Share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Shareholder, and several trustees in bankruptcy or liquidators of a Shareholder in whose name any Share stands shall for the purposes of this Article be deemed joint holders thereof.

Votes of shareholders of unsound mind

82.	A Shareholder of unsound mind or in respect of whom an order has been made by any court having jurisdiction in lunacy may vote, whether on a show of hands or on a poll, by his committee or receiver, or other person in the nature of a committee or receiver appointed by that court, and any such committee, receiver or other person may vote on a poll by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be delivered to such place or one of such places (if any) as is specified in accordance with these Articles for the deposit of instruments of proxy or, if no place is specified, at the Registration Office, not later than the latest time at which an instrument of proxy must, if it is to be valid for the meeting, be delivered.

Qualification for voting

83.	Save as expressly provided in these Articles or otherwise determined by the Board, no person other than a Shareholder duly registered and who shall have paid everything for the time being due from him payable to the Company in respect of his Shares shall be entitled to be present or to vote (save as proxy or authorised representative for another Shareholder) whether personally, by proxy or by attorney or to be reckoned in the quorum, at any general meeting.

Objections to votes

84.	No objection shall be raised to the qualification of any person exercising or purporting to exercise a vote or the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman, whose decision shall be final and conclusive.

APPOINTMENT OF PROXY AND CORPORATE REPRESENTATIVE

App.13
Part B
Para.
2(2)

Proxies

85.	Any Shareholder entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. A Shareholder who is the holder of 2 or more Shares may appoint more than one proxy to represent him and vote on his behalf at a general meeting of the Company or at a class meeting. A proxy need not be a Shareholder of the Company. On a poll or a show of hands votes may be given either personally (or, in the case of a Shareholder being a corporation, by its duly authorised representative) or by proxy. A proxy shall be entitled to exercise the same powers on behalf of a Shareholder who is an individual and for whom he acts as proxy as such Shareholder could exercise. In addition, a proxy shall be entitled to exercise the same powers on behalf of a Shareholder which is a corporation and for which he acts as proxy as such Shareholder could exercise if it were an individual Shareholder.

86.	No appointment of a proxy shall be valid unless it names the person appointed and his appointor. The Board may, unless it is satisfied that the person purporting to act as proxy is the person named in the relevant instrument for his appointment and the validity and authenticity of the signature of his appointor, decline such person’s admission to the relevant meeting, reject his vote or demand for a poll and no Shareholder who may be affected by any exercise by the Board of its power in this connection shall have any claim against the Directors or any of them nor may any such exercise by the Board of its powers invalidate the proceedings of the meeting in respect of which they were exercised or any resolution passed or defeated at such meeting.

App.3
Para.
11(2)

Instrument appointing proxy to be in writing

87.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised.

Appointment of proxy must be deposited

88.	The instrument appointing a proxy and, if requested by the Board, the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority shall be deposited at such place or one of such places (if any) as is specified in the notice of meeting or in the instrument of proxy issued by the Company (or, if no place is specified, at the Registration Office) not less than 48 hours before the time for holding the meeting or adjourned meeting or poll (as the case may be) at which the person named in such instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of 12 Months from the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in a case where the meeting was originally held within 12 Months from such date. Delivery of an instrument appointing a proxy shall not preclude a Shareholder from attending and voting in person (or in the case of a Shareholder being a corporation, its duly authorised representative) at the meeting or upon the poll concerned and, in such event, the instrument appointing a proxy shall be deemed to be revoked.

App.3
Para.
11(1)

Form of proxy

89.	Every instrument of proxy, whether for a specified meeting or otherwise, shall be in such form as the Board may from time to time approve, provided that it shall not preclude the use of the two-way form. Any form issued to a Shareholder for use by him for appointing a proxy to attend and vote at an extraordinary general meeting or at an annual general meeting at which any business is to be transacted shall be such as to enable the Shareholder, according to his intentions, to instruct the proxy to vote in favour of or against (or, in default of instructions, to exercise his discretion in respect of) each resolution dealing with any such business.

Authority under instrument appointing proxy

90.	The instrument appointing a proxy to vote at a general meeting shall:

(i)    be deemed to confer authority upon the proxy to demand or join in demanding a poll and to vote on any resolution (or amendment thereto) put to the meeting for which it is given as the proxy thinks fit; and (ii) unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

When vote by proxy valid though authority revoked

91.	A vote given in accordance with the terms of an instrument of proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or power of attorney or other authority under which the proxy was executed or the transfer of the Share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its Registration Office, or at such other place as is referred to in Article 88, at least 2 hours before the commencement of the meeting or adjourned meeting at which the proxy is used.

Appointment of multiple corporate representatives

92.	(a)	Any corporation which is a Shareholder may, by resolution of its directors or other governing body or by power of attorney, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders of the Company, and the person so authorised shall be entitled to exercise the same rights and powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder of the Company. References in these Articles to a Shareholder present in person at a meeting shall, unless the context otherwise requires, include a corporation which is a Shareholder represented at the meeting by such duly authorised representative.

App.13
Part B
Para. 6

(b)	Where a Shareholder is a Clearing House (or its nominee(s)), it may (subject to Article 93) appoint proxy or authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any meeting of any class of Shareholders provided that if more than one person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. A person so authorised pursuant to the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) which he represents as that Clearing House (or its nominee(s)) could exercise as if such person were an individual Shareholder, including the right to vote individually on a show of hands.

Conditions for appointment of corporate representatives

93.	Unless the Board agrees otherwise, an appointment of a corporate representative shall not be valid as against the Company unless:

(a)	in the case of such an appointment by a Shareholder which is a Clearing House (or its nominee(s)), a written notification of the appointment issued by any director, the secretary or any authorised officer(s) of such Shareholder shall have been delivered at such place or one of such places (if any) as is specified in the notice of meeting or in the form of notice issued by the Company, or handed to the Chairman of the meeting at the meeting or, if no place is specified, at the principal place of business maintained by the Company in the Relevant Territory from time to time before the time of holding the meeting or adjourned meeting at which the person so authorised proposes to vote or handed to the Chairman of the meeting at the meeting; and

(b)	in the case of such an appointment by any other corporate Shareholder, a copy of the resolution of its directors or other governing body of the Shareholder authorising the appointment of the corporate representative or a form of notice of appointment of corporate representative issued by the Company for such purpose or a copy of the relevant power of attorney, together with an up-to-date copy of the Shareholder’ s constitutive documents and a list of directors or members of the governing body of the Shareholder as at the date of such resolution, or, as the case may be, power of attorney, in each case certified by a director, secretary or a member of the governing body of that Shareholder and notarised, or, in the case of a form of notice of appointment issued by the Company as aforesaid, completed and signed in accordance with the instructions thereon or in the case of a power of attorney a notarised copy of the relevant authority under which it was signed, shall have been deposited at such place or one of such places (if any) as is specified in the notice of meeting or in the form of notice issued by the Company as aforesaid (or, if no place is specified, at the Registration Office) not less than 48 hours before the time for holding the meeting or adjourned meeting or poll (as the case may be) at which the corporate representative proposes to vote.

94.	No appointment of a corporate representative shall be valid unless it names the person authorised to act as the appointor’s representative and the appointor is also named. The Board may, unless it is satisfied that a person purporting to act as a corporate representative is the person named in the relevant instrument for his appointment, decline such person’s admission to the relevant meeting and/or reject his vote or demand for a poll and no Shareholder who may be affected by any exercise by the Board of its power in this connection shall have any claim against the Board or any of them nor may any such exercise by the Board of its powers invalidate the proceedings of the meeting in respect of which they were exercised or any resolution passed or defeated at such meeting.

REGISTERED OFFICE

Registered Office

95.	The Registered Office of the Company shall be at such place in the Cayman Islands as the Board shall from time to time decide.

BOARD OF DIRECTORS

Number of Directors

96.	The number of Directors shall not be less than two (2). The Company shall keep at its Registered Office a register of its directors and officers in accordance with the Companies Act.

Alternate Directors

97.	A Director may at any time, by notice in writing signed by him delivered to the Registered Office or at the Head Office or at a meeting of the Board, appoint any person (including another Director) to act as alternate Director in his place during his absence and may in like manner at any time determine such appointment. If such person is not another Director such appointment unless previously approved by the Board shall have effect only upon and subject to being so approved. The appointment of an alternate Director shall determine on the happening of any event which, were he a Director, would cause him to vacate such office or if his appointor ceases to be a Director. An alternate Director may act as alternate to more than one Director.

Rights of Alternate Directors

98.	(a)	An alternate Director shall (subject to his giving to the Company an address, telephone and facsimile number within the territory of the Head Office for the time being for the giving of notices on him and except when absent from the territory in which the Head Office is for the time being situate) be entitled (in addition to his appointor) to receive and (in lieu of his appointor) to waive notices of meetings of the Board and of any committee of the Board of which his appointor is a member and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all the functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director his voting rights shall be cumulative. If his appointor is for the time being absent from the territory in which the Head Office is for the time being situate or otherwise not available or unable to act, his signature to any resolution in writing of the Directors or any such committee shall be as effective as the signature of his appointor. His attestation of the affixing of the Seal shall be as effective as the signature and attestation of his appointor. An alternate Director shall not, save as aforesaid, have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

(b)	An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the ordinary remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

(c)	A certificate by a Director (including for the purpose of this paragraph (c) an alternate Director) or the Secretary that a Director (who may be the one signing the certificate) was at the time of a resolution of the Directors or any committee thereof absent from the territory of the Head Office or otherwise not available or unable to act or has not supplied an address, telephone and facsimile number within the territory of the Head Office for the purposes of giving of notice to him shall in favour of all persons without express notice to the contrary, be conclusive of the matter so certified.

Share qualification of Directors or alternate Directors

99.	A Director or an alternate Director shall not be required to hold any qualification Shares but shall nevertheless be entitled to attend and speak at all general meetings of the Company and all meetings of any class of Shareholders of the Company.

Directors’ remuneration

100.	The Directors shall be entitled to receive by way of ordinary remuneration for their services as Directors such sum as shall from time to time be determined by the Company in general meeting or by the Board, such sum (unless otherwise directed by the resolution by which it is voted) to be divided amongst the Directors in such proportions and in such manner as they may agree, or failing agreement, equally, except that in such event any Director holding office for less than the whole of the relevant period in respect of which the ordinary remuneration is paid shall only rank in such division in proportion to the time during such period for which he has held office. Such remuneration shall be in addition to any other remuneration to which a Director who holds any salaried employment or office in the Company may be entitled by reason of such employment or office.

Directors’ expenses

101.	The Directors shall also be entitled to be repaid all travelling, hotel and other expenses reasonably incurred by them respectively in or about the performance of their duties as Directors, including their expenses of travelling to and from Board meetings, committee meetings or general meetings or otherwise incurred whilst engaged on the business of the Company or in the discharge of their duties as Directors.

Special remuneration

102.	The Board may grant special remuneration to any Director who shall perform or has performed any special or extra services at the request of the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by way of salary, commission or participation in profits or otherwise as may be arranged.

Remuneration of Managing Directors, etc.

103.	Notwithstanding Articles 100, 101 and 102, the remuneration of a Managing Director, Joint Managing Director, Deputy Managing Director or an Executive Director or a Director appointed to any other office in the management of the Company may from time to time be fixed by the Board and may be by way of salary, commission, or participation in profits or otherwise or by all or any of those modes and with such other benefits (including pension and/or gratuity and/ or other benefits on retirement) and allowances as the Board may from time to time decide. Such remuneration shall be in addition to his ordinary remuneration as a Director.

App.13
Part B
Para.
5(4)

Payments for compensation for loss of office

104.	(a)	Payments to any Director or past director of the Company of any sum by way of compensation for loss of office or as consideration for or in connection with his retirement from office (not being a payment to which the director of the Company or past director is contractually or statutorily entitled) must be approved by the Company in general meeting.

App.13
Part B
Para.
5(2)

Loans to Directors

(b)	Except as would, if the Company were a company incorporated in Hong Kong, be permitted by Sections 500-504 of the Companies Ordinance as in force at the date of adoption of these Articles, and except as permitted under the Companies Act, the Company shall not directly or indirectly:

(i)	make a loan to a Director or a director of any Holding Company of the Company or any of their respective Close Associates;

(ii)	e nter into a ny gua ra nte e or provide a ny se curity in connection with a loan made by any person to a Director or a director of any Holding Company of the Company or any of their respective Close Associates; or

(iii)	if any one or more of the Directors hold (jointly or severally or directly or indirectly) a controlling interest in another company, make a loan to that other company or enter into any guarantee or provide any security in connection with a loan made by any person to that other company.

(c)	Article 104(a) and (b) shall only apply during the Relevant Period.

When office of Director to be vacated

105.	A Director shall vacate his office:

(a)	if he becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally; or

(b)	if he dies or becomes of unsound mind as determined pursuant to an order made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs and the Board resolves that his office be vacated; or

(c)	if he absents himself from the meetings of the Board during a continuous period of 6 months, without special leave of absence from the Board, and his alternate Director (if any) shall not during such period have attended in his stead, and the Board pass a resolution that he has by reason of such absence vacated his office; or

(d)	if he becomes prohibited by law from acting as a Director, or he ceases to be a Director by virtue of any provision of law or is removed from office pursuant to these Articles; or

(e)	if he has been validly required by the stock exchange of the Relevant Territory to cease to be a Director and the relevant time period for application for review of or appeal against such requirement has lapsed and no application for review or appeal has been filed or is underway against such requirement; or

(f)	if by notice in writing delivered to the Company at its Registered Office or at the Head Office or tendered at a meeting of the Board he resigns his office; or

(g)	if he shall be removed from office by an Ordinary Resolution of the Company under Article 114; or

(h)	if he shall be removed from the office by notice in writing served on him signed by not less than ¾ in number (or if that is not a round number, the nearest lower round number) of the Directors (including himself) then in office.

106.	No Director shall be required to vacate office or be ineligible for re- election or re- appointment as a Director, and no person shall be ineligible for appointment as a Director by reason only of his having attained any particular age.

App.13

Para. B

Para.
(3)

Directors’ interests

107.	(a)	(i)	No Director or intended Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company with any person, company or partnership of or in which any Director shall be a member or otherwise interested be capable on that account of being avoided, nor shall any Director so contracting or being any member or so interested be liable to account to the Company for any profit so realized by any such contract or arrangement by reason only of such Director holding that office or the fiduciary relationship thereby established, provided that such Director shall, if his interest in such contract or arrangement is material, declare the nature of his interest at the earliest meeting of the Board at which it is practicable for him to do so, either specifically or by way of a general notice stating that, by reason of the facts specified in the notice, he is to be regarded as interested in any contracts of a specified description which may subsequently be made by the Company.

(ii)	Any Director may continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company in which the Company may be interested and (unless otherwise agreed between the Company and the Director) no such Director shall be liable to account to the Company or the Shareholders for any remuneration or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any such other company. The Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them as directors, managing directors, joint managing directors, deputy managing director, executive directors, managers or other officers of such company) and any Director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or is about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in the manner aforesaid.

(b)	A Director may hold any other office or place of profit with the Company (except that of Auditors) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profit or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Articles.

App.3

Para.

4(1)

App.3

Note 1

(c)	A Director shall not vote (nor shall he be counted in the quorum) on any resolution of the Board in respect of any contract or arrangement or proposal in which he or any of his Close Associate(s) has/have a material interest, and if he shall do so his vote shall not be counted (nor shall he be counted in the quorum for that resolution), but this prohibition shall not apply to any of the following matters namely:-

(i)	the giving of any security or indemnity either:

(a)	to the Director or his Close Associate(s) in respect of money lent or obligations incurred or undertaken by him or any of them at the request of or for the benefit of the Company or any of its subsidiaries; or

(b)	to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or his Close Associate(s) has himself/themselves assumed responsibility in whole or in part and whether alone or jointly under a guarantee or indemnity or by the giving of security;

(ii)	any proposal concerning an offer of shares or debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase where the Director or his Close Associate(s) is/are or is/are to be interested as a participant in the underwriting or sub-underwriting of the offer;

(iii)	any proposal or arrangement concerning the benefit of employees of the Company or its subsidiaries including:

(a)	the adoption, modification or operation of any employees’ share scheme or any share incentive or share option scheme under which the Director or his Close Associate(s) may benefit; or

(b)	the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates both to Directors, his Close Associates and employees of the Company or any of its subsidiaries and does not provide in respect of any Director or his Close Associate(s), as such any privilege or advantage not generally accorded to the class of persons to which such scheme or fund relates; and

(iv)	any contract or arrangement in which the Director or his Close Associate(s) is/are interested in the same manner as other holders of Shares or debentures or other securities of the Company by virtue only of his/their interest in Shares or debentures or other securities of the Company

(d)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of or terminating the appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals shall be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not prohibited from voting under paragraph (c)) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(e)	If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the Chairman) or his Close Associates or as to the entitlement of any Director (other than such Chairman) to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be referred to the Chairman and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director or his Close Associates concerned as known to such Director has not been fairly disclosed to the Board. If any question as aforesaid shall arise in respect of the Chairman or his Close Associates such question shall be decided by a resolution of the Board (for which purpose such Chairman shall not be counted in the quorum and shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such Chairman or his Close Associates as known to him has not been fairly disclosed to the Board.

APPOINTMENT AND ROTATION OF DIRECTORS

Rotation and retirement of Directors

108.	(a)	Notwithstanding any other provisions in these Articles, at each annual general meeting one-third of the Directors for the time being, or, if their number is not 3 or a multiple of 3, then the number nearest to but not less than one-third, shall retire from office by rotation provided that every Director (including those appointed for a specific term) shall be subject to retirement by rotation at least once every 3 years. A retiring Director shall be eligible for re-election. The Company at the general meeting at which a Director retires may fill the vacated office.

(b)	The Directors to retire by rotation shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-election. Any Director who has not been subject to retirement by rotation in the 3 years preceding the annual general meeting shall retire by rotation at such annual general meeting. Any further Directors so to retire shall be those who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

(c)	A Director is not required to retire upon reaching any particular age.

Retiring Directors to remain in office until successors appointed

109.	If at any general meeting at which an election of Directors ought to take place, the places of the retiring Directors are not filled, the retiring Directors or such of them as have not had their places filled shall be deemed to have been re-elected and shall, if willing, continue in office until the next annual general meeting and so on from year to year until their places are filled, unless:

(a)	it shall be determined at such meeting to reduce the number of Directors; or

(b)	it is expressly resolved at such meeting not to fill such vacated offices; or

(c)	in any such case the resolution for re-election of a Director is put to the meeting and lost; or

(d)	such Director has given notice in writing to the Company that he is not willing to be re-elected.

Power of general meeting to increase or reduce number of Directors

110.	The Company in general meeting may from time to time fix and may from time to time by Ordinary Resolution increase or reduce the maximum and minimum number of Directors but so that the number of Directors shall not be less than two (2).

Appointment of Directors

111.	The Company may from time to time in general meeting by Ordinary Resolution elect any person to be a Director either to fill a casual vacancy or as an additional Director. Any Director so appointed shall be subject to retirement by rotation pursuant to Article 108.

App.3

Para.

4(2)

Notice of proposed Director to be given

112.	The Board shall have power from time to time and at any time to appoint any person as a Director either to fill a casual vacancy or as an additional Director but so that the number of Directors so appointed shall not exceed the maximum number determined from time to time by the Shareholders in general meeting. Any Director appointed by the Board to fill a casual vacancy shall hold office only until the first general meeting of the Company after his appointment and be subject to re-election at such meeting. Any Director appointed by the Board as an addition to the existing Board shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.

App.3

Para.

4(4);

4(5)

113.	No person, other than a retiring Director, shall, unless recommended by the Board for election, be eligible for election to the office of Director at any general meeting, unless notice in writing of the intention to propose that person for election as a Director and notice in writing by that person of his willingness to be elected shall have been lodged at the Head Office or at the Registration Office. The period for lodgment of the notices required under this Article will commence no earlier than the day after the despatch of the notice of the general meeting appointed for such election and end no later than 7 days prior to the date of such general meeting and the minimum length of the period during which such notices to the Company may be given will be at least 7 days.

App.3

Para.

4(3)

App.13

Part B

Para.

5(1)

Power to remove Director by Ordinary Resolution

114.	The Company may by Ordinary Resolution remove any Director (including a Managing Director or other Executive Director) before the expiration of his term of office notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim which such Director may have for damages for any breach of any contract between him and the Company) and may by Ordinary Resolution elect another person in his stead. Any person so elected shall hold office only until the next general meeting of the Company and shall then be eligible for re-election, but shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at such meeting.

BORROWING POWERS

Power to borrow

115.	The Board may from time to time at its discretion exercise all the powers of the Company to raise or borrow or to secure the payment of any sum or sums of money for the purposes of the Company and to mortgage or charge its undertaking, property and uncalled capital or any part thereof.

Conditions on which money may be borrowed

116.	The Board may raise or secure the payment or repayment of such sum or sums in such manner and upon such terms and conditions in all respects as it thinks fit and in particular but subject to the provisions of the Companies Act, by the issue of debentures, debenture stock, bonds or other securities of the Company, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Assignment of debentures etc.

117.	Debentures, debenture stock, bonds and other securities (other than Shares which are not fully paid) may be made assignable free from any equities between the Company and the person to whom the same may be issued.

Special privileges of debentures etc.

118.	Any debentures, debenture stock, bonds or other securities (other than Shares) may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment or subscription of or conversion into Shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

Register of charges to be kept

119.	The Directors shall cause a proper register to be kept, in accordance with the provisions of the Companies Act, of all mortgages and charges specifically affecting the property of the Company and shall duly comply with such provisions of the Companies Act with regard to the registration of mortgages and charges as may be specified or required.

Register of debentures or debenture stock

120.	If the Company issues a series of debentures or debenture stock not transferable by delivery, the Board shall cause a proper register to be kept of the holders of such debentures.

Mortgage of uncalled capital

121.	Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the Shareholders or otherwise, to obtain priority over such prior charge.

MANAGING DIRECTORS, ETC.

Power to appoint Managing Directors, etc.

122.	The Board may from time to time appoint any one or more of them to the office of Managing Director, Joint Managing Director, Deputy Managing Director or other Executive Director and/or such other office in the management of the business of the Company as it may decide for such period and upon such terms as it thinks fit and upon such terms as to remuneration as it may decide in accordance with Article 103.

Removal of Managing Directors, etc.

123.	Every Director appointed to an office under Article 122 hereof shall, but without prejudice to any claim for damages for breach of any contract of service between himself and the Company, be liable to be dismissed or removed therefrom by the Board.

Cessation of appointment

124.	A Director appointed to an office under Article 122 shall be subject to the same provisions as to resignation and removal as the other Directors of the Company, and he shall ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

Power may be delegated

125.	The Board may from time to time entrust to and confer upon a Chairman, Vice Chairman, Managing Director, Joint Managing Director, Deputy Managing Director or Executive Director all or any of the powers of the Board that it may think fit provided that the exercise of all powers by such Director shall be subject to such regulations and restrictions as the Board may from time to time make and impose, and, subject to the terms thereof, the said powers may at any time be withdrawn, revoked or varied, but no person dealing in good faith and without notice of such withdrawal, revocation or variation shall be affected thereby.

126.	The Board may from time to time appoint any person to an office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title. The inclusion of the word “director” in the designation or title of any office or employment with the Company (other than the office of Managing Director or Joint Managing Director or Deputy Managing Director or Executive Director) shall not imply that the holder thereof is a Director nor shall such holder be empowered in any respect to act as a Director or be deemed to be a Director for any of the purposes of these Articles.

MANAGEMENT

General powers of Company vested in Directors

127.	The business of the Company shall be managed by the Board who, in addition to the powers and authorities by these Articles expressly conferred upon it, may exercise all such powers and do all such acts and things as may be exercised or done or approved by the Company and are not hereby or by the Companies Act expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the Companies Act and of these Articles and to any regulations from time to time made by the Company in general meeting not being inconsistent with such provisions or these Articles, provided that no regulation so made shall invalidate any prior act of the Board which would have been valid if such regulation had not been made.

128.	Without prejudice to the general powers conferred by these Articles, it is hereby expressly declared that the Board shall have the following powers:

(a)	to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any Share at par or at such premium and on such other terms as may be agreed; and

(b)	to give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

MANAGERS

Appointment and remuneration of managers

129.	The Board may from time to time appoint a general manager, manager or managers of the business of the Company and may fix his or their remuneration either by way of salary or commission or by conferring the right to participation in the profits of the Company or by a combination of 2 or more of these modes and pay the working expenses of any of the staff of the general manager, manager or managers who may be employed by him or them upon the business of the Company.

Terms of office and powers

130.	The appointment of such general manager, manager or managers may be for such period as the Board may decide and the Board may confer upon him or them all or any of the powers of the Board and such title or titles as it may think fit.

Terms and conditions of appointment

131.	The Board may enter into such agreement or agreements with any such general manager, manager or managers upon such terms and conditions in all respects as it may in its absolute discretion think fit, including a power for such general manager, manager or managers to appoint an assistant manager or managers or other employees whatsoever under them for the purpose of carrying on the business of the Company.

CHAIRMAN AND OTHER OFFICERS

Chairman, Vice Chairman and officers

132.	The Board may from time to time elect or otherwise appoint one of them to the office of Chairman of the Company and another to be the Vice Chairman (or 2 or more Vice Chairmen) and determine the period for which each of them is to hold office. The Chairman or, in his absence, the Vice Chairman shall preside as chairman at meetings of the Board, but if no such Chairman or Vice Chairman be elected or appointed, or if at any meeting the Chairman or Vice Chairman is not present within 5 minutes after the time appointed for holding the same and willing to act, the Directors present shall choose one of their number to be chairman of such meeting. All the provisions of Articles 103, 108, 123, 124 and 125 shall mutatis mutandis apply to any Directors elected or otherwise appointed to any office in accordance with the provisions of this Article.

PROCEEDINGS OF THE DIRECTORS

Meeting of Directors, quorum, etc.

133.	The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings and proceedings as it thinks fit and may determine the quorum necessary for the transaction of business. Unless otherwise determined 2 Directors shall be a quorum. For the purpose of this Article an alternate Director shall be counted in a quorum separately in respect of himself (if a Director) and in respect of each Director for whom he is an alternate and his voting rights shall be cumulative and he need not use all his votes or cast all his votes in the same way. A meeting of the Board or any committee of the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

Convening of Meetings of Directors

134.	A Director may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Board which may be held in any part of the world, but no such meeting shall be summoned to be held outside the territory in which the Head Office is for the time being situate without the prior approval of the Board. Notice thereof shall be given to each Director and alternate Director in person orally or in writing or by telephone or by telex or telegram or facsimile transmission at the telephone or facsimile number or address from time to time notified to the Company by such Director or in such other manner as the Board may from time to time determine. A Director absent or intending to be absent from the territory in which the Head Office is for the time being situate may request the Board or the Secretary that notices of Board meetings shall during his absence be sent in writing to him at his last known address, facsimile or telex number or any other address, facsimile or telex number given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to the other Directors not so absent and in the absence of any such request it shall not be necessary to give notice of a Board meeting to any Director who is for the time being absent from such territory.

How questions to be decided

135.	Subject to Article 107, questions arising at any meeting of the Board shall be decided by a majority of votes, and in case of an equality of votes the Chairman of the meeting shall have a second or casting vote.

Powers of meeting

136.	A meeting of the Board for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under these Articles for the time being vested in or exercisable by the Board generally.

Power to appoint committee and to delegate

137.	The Board may delegate any of its powers to committees consisting of such member(s) of them and such other person(s) as it thinks fit, and it may from time to time revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed upon it by the Board.

Act of committee to be of same effect as acts of Directors

138.	All acts done by any such committee in conformity with such regulations and in fulfilment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if done by the Board, and the Board shall have power, with the consent of the Company in general meeting, to remunerate the members of any special committee, and charge such remuneration to the current expenses of the Company.

Proceedings of committee

139.	The meetings and proceedings of any such committee consisting of 2 or more members shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board so far as the same are applicable thereto and are not replaced by any regulations imposed by the Board pursuant to Article 137.

When acts of Directors or committee to be valid

140.	All acts bona fide done by any meeting of the Board or by any such committee or by any person acting as a Director shall, notwithstanding that it shall be afterwards discovered that there was some defect in the appointment of such Director or persons acting as aforesaid or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or member of such committee.

Directors’ powers when vacancies exist

141.	The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of the Board meeting, the continuing Director or Directors may act for the purpose of increasing the number of Directors to that number of the necessary quorum or of summoning a general meeting of the Company but for no other purpose.

Directors’ resolutions

142.	(a)	A resolution in writing signed by all the Directors (or their respective alternate Directors) shall be as valid and effectual as if it had been passed at a meeting of the Board duly convened and held. Any such resolutions in writing may consist of several documents in like form each signed by one or more of the Directors or alternate Directors.

(b)	Where a Director is, on the date on which a resolution in writing is last signed by a Director, absent from the territory in which the Head Office is for the time being situated, or cannot be contacted at his last known address or contact telephone or facsimile number, or is temporarily unable to act through ill- health or disability and, in each case, his alternate (if any) is affected by any of these events, the signature of such Director (or his alternate) to the resolution shall not be required, and the resolution in writing, so long as such a resolution shall have been signed by at least 2 Directors or their respective alternates who are entitled to vote thereon or such number of Directors as shall form a quorum, shall be deemed to have been passed at a meeting of the Board duly convened and held, provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors (or their respective alternates) for the time being entitled to receive notices of meetings of the Board at their respective last known address, telephone or facsimile number or, if none, at the Head Office and provided further that no Director is aware of or has received from any Director any objection to the resolution.

(c)	A certificate signed by a Director (who may be one of the signatories to the relevant resolution in writing) or the Secretary as to any of the matters referred to in paragraph (a) or (b) of this Article shall in the absence of express notice to the contrary of the person relying thereon, be conclusive of the matters stated on such certificate.

MINUTES AND CORPORATE RECORDS

Minutes of proceedings of meetings and Directors

143.	(a)	The Board shall cause minutes to be made of:

(i)	all appointments of officers made by it;

(ii)	the names of the Directors present at each meeting of the Board and of committees appointed pursuant to Article 137; and

(iii)	all resolutions and proceedings at all meetings of the Company and of the Board and of such committees.

(b)	Any such minutes shall be conclusive evidence of any such proceedings if they purport to be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting.

SECRETARY

Appointment of Secretary

144.	The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit, and any Secretary so appointed may, without prejudice to his right under any contract with the Company, be removed by the Board. Anything by the Companies Act or these Articles required or authorised to be done by or to the Secretary, if the office is vacant or there is for any other reason no Secretary capable of acting, may be done by or to any assistant or deputy Secretary, or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specifically on behalf of the Board.

Duties of the Secretary

145.	The Secretary shall attend all meetings of the Shareholders and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by the Companies Act and these Articles, together with such other duties as may from time to time be prescribed by the Board.

Same person not to act in two capacities at once

146.	A provision of the Companies Act or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of the Secretary.

GENERAL MANAGEMENT AND USE OF THE SEAL

App.3

Para.

2(1)

Custody of Seal

147.	(a)	Subject to the Companies Act, the Company shall have one or more Seals as the Board may determine, and may have a Seal for use outside the Cayman Islands. The Board shall provide for the safe custody of each Seal, and no Seal shall be used without the authority of the Board or a committee authorised by the Board in that behalf.

Use of Seal

(b)	Every instrument to which a Seal shall be affixed shall be signed autographically by one Director and the Secretary, or by 2 Directors, or by any person or persons (including a Director and/or the Secretary) appointed by the Board for the purpose, provided that as regards any certificates for Shares or Debentures or other securities of the Company, the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature other than autographic or may be printed thereon as specified in such resolution or that such certificates need not be signed by any person.

Securities Seal

(c)	The Company may have a Securities Seal for use for sealing certificates for shares or other securities issued by the Company and no signature of any Director, officer or other person and no mechanical reproduction thereof shall be required on any such certificates or other document and any such certificates or other document to which such Securities Seal is affixed shall be valid and deemed to have been sealed and executed with the authority of the Board notwithstanding the absence of any such signature or mechanical reproduction as aforesaid. The Board may by resolution determine that the affixation of Securities Seal on certificates for shares or other securities issued by the Company be dispensed with or be affixed by printing the image of the Securities Seal on such certificates.

Cheques and banking arrangements

148.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company’s banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

Power to appoint attorney

149.	(a)	The Board may from time to time and at any time, by power of attorney under the Seal, appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

Execution of deeds by attorney

(b)	The Company may, by writing under its Seal, empower any person, either generally or in respect of any specified matter, as its attorney to execute deeds and instruments on its behalf and to enter into contracts and sign the same on its behalf and every deed signed by such attorney on behalf of the Company and under his seal shall bind the Company and have the same effect as if it were under the Seal duly affixed by the Company.

Regional or local boards

150.	The Board may establish any committees, regional or local boards or agencies for managing any of the affairs of the Company, either in the Relevant Territory or elsewhere, and may appoint any persons to be members of such committees, regional or local boards or agencies and may fix their remuneration, and may delegate to any committee, regional or local board or agent any of the powers, authorities and discretions vested in the Board (other than its powers to make calls and forfeit Shares), with power to sub-delegate, and may authorise the members of any regional or local board or any of them to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

Power to establish pension funds

151.	The Board may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds or personal pension plans for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company, or is allied or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, and holding or who have held any salaried employment or office in the Company or such other company, and the spouses, widows, widowers, families and dependants of any such persons. The Board may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid or of any such persons as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The Board may do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or employment.

AUTHENTICATION OF DOCUMENTS

Power to authenticate

152.	(a)	Any Director or the Secretary or other authorised officer of the Company shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies of extracts; and where any books, records, documents or accounts are elsewhere than at the Registered Office or the Head Office, the local manager or such other officer of the Company having the custody thereof shall be deemed to be the authorised officer of the Company as aforesaid.

(b)	A document purporting to be a document so authenticated or a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any local board or committee, or of any books, records, documents or accounts or extracts therefrom as aforesaid, and which is certified as aforesaid, shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that the document authenticated (or, if this be authenticated as aforesaid, the matter so authenticated) is authentic or, as the case may be, that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting or, as the case may be, that the copies of such books, records, documents or accounts were true copies of their originals or as the case may be, the extracts of such books, records, documents or accounts are true and accurate records of the books, records, documents or accounts from which they were extracted.

CAPITALISATION OF RESERVES

Power to capitalise

153.	(a)	The Company in general meeting may, upon the recommendation of the Board, resolve to capitalise any sum standing to the credit of any of the Company’s reserve accounts which are available for distribution (including its share premium account and capital redemption reserve fund, subject to the Companies Act) and to appropriate such sums to the holders of Shares on the Register at the close of business on the date of the relevant resolution (or such other date as may be specified therein or determined as provided therein) in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.

Effect of resolution to capitalise

(b)	Subject to the Companies Act, whenever such a resolution as aforesaid shall have been passed, the Board shall make all appropriations and applications of the reserves or profits and undivided profits resolved to be capitalised thereby, and attend to all allotments and issues of fully paid Shares, debentures, or other securities and generally shall do all acts and things required to give effect thereto. For the purpose of giving effect to any resolution under this Article, the Board may settle any difficulty which may arise in regard to a capitalisation issue as it thinks fit, and in particular may disregard fractional entitlements or round the same up or down and may determine that cash payments shall be made to any Shareholders in lieu of fractional entitlements or that fractions of such value as the Board may determine may be disregarded in order to adjust the rights of all parties or that fractional entitlements shall be aggregated and sold and the benefit shall accrue to the Company rather than to the Shareholders concerned, and no Shareholders who are affected thereby shall be deemed to be, and they shall be deemed not to be, a separate class of Shareholders by reason only of the exercise of this power. The Board may authorise any person to enter on behalf of all Shareholders interested in a capitalisation issue any agreement with the Company or other(s) providing for such capitalisation and matters in connection therewith and any agreement made under such authority shall be effective and binding upon all concerned. Without limiting the generality of the foregoing, any such agreement may provide for the acceptance by such persons of the Shares, debentures or other securities to be allotted and distributed to them respectively in satisfaction of their claims in respect of the sum so capitalised.

(c)	The provisions of paragraph (e) of Article 160 shall apply to the power of the Company to capitalise under this Article as it applies to the grant of election thereunder mutatis mutandis and no Shareholder who may be affected thereby shall be, and they shall be deemed not to be, a separate class of Shareholders by reason only of the exercise of this power.

DIVIDENDS AND RESERVES

Power to declare dividends

154.	Subject to the Companies Act and these Articles, the Company in general meeting may declare Dividends in any currency but no Dividends shall exceed the amount recommended by the Board.

Board’s power to pay interim dividends

155.	(a)	The Board may subject to Articles 3A and 156 from time to time pay to the Shareholders such interim Dividends as appear to the Board to be justified by the financial conditions and the profits of the Company and, in particular but without prejudice to the generality of the foregoing, if at any time the share capital of the Company is divided into different classes, the Board may pay such interim Dividends in respect of those Shares in the capital of the Company which confer to the holders thereof deferred or non- preferential rights as well as in respect of those Shares which confer on the holders thereof preferential rights with regard to Dividend and provided that the Board acts bona fide it shall not incur any responsibility to the holders of Shares conferring any preference for any damage that they may suffer by reason of the payment of an interim Dividend on any Shares having deferred or non-preferential rights.

(b)	The Board may also pay half-yearly or at other suitable intervals to be settled by it any Dividend which may be payable at a fixed rate if the Board is of the opinion that the financial conditions and the profits of the Company justify the payment.

(c)	The Board may in addition from time to time declare and pay special Dividends of such amounts and on such dates and out of such distributable funds of the Company as it thinks fit, and the provisions of paragraph (a) of this Article as regards the power and exemption from liability of the Board as relate to the declaration and payment of interim Dividends shall apply, mutatis mutandis, to the declaration and payment of any such special Dividends.

Dividends not to be paid out of capital

156.	(a)	No Dividend shall be declared or paid or shall be made otherwise than in accordance with the Companies Act and these Articles.

(b)	Subject to the provisions of the Companies Act but without prejudice to paragraph (a) of this Article, where any asset, business or property is bought by the Company as from a past date (whether such date be before or after the incorporation of the Company) the profits and losses thereof as from such date may at the discretion of the Board in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company, and be available for Dividend accordingly. Subject as aforesaid, if any Shares or securities are purchased cum Dividend or interest, such Dividend or interest may at the discretion of the Board be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof or to apply the same towards reduction of or writing down the book cost of the asset, business or property acquired.

(c)	Subject to paragraph (d) of this Article all Dividends and other distributions in respect of Shares shall be stated and discharged, in the case of Shares denominated in Hong Kong dollars, in Hong Kong dollars, and in the case of Shares denominated in any other currency, in such other currency, provided that, in the case of Shares denominated in Hong Kong dollars, the Board may determine in the case of any distribution that Shareholders may elect to receive the same in any other currency selected by the Board, converted at such rate of exchange as the Board may determine.

(d)	If, in the opinion of the Board, any Dividend or other distribution in respect of Shares or any other payment to be made by the Company to any Shareholder is of such a small amount as to make payment to that Shareholder in the relevant currency impracticable or unduly expensive either for the Company or the Shareholder then such Dividend or other distribution or other payment may, at the absolute discretion of the Board, be, if this be practicable, converted at such rate of exchange as the Board may determine and paid or made in the currency of the country of the relevant Shareholder (as indicated by the address of such Shareholder on the Register).

Notice of interim dividend

157.	Notice of the declaration of an interim Dividend shall be given in such manner as the Board shall determine.

No interest on dividend

158.	No Dividend or other moneys payable on or in respect of a Share shall bear interest as against the Company.

Dividend in specie

159.	Whenever the Board or the Company in general meeting has resolved that a Dividend be paid or declared, the Board may further resolve that such Dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of any other company, or in any one or more of such ways, with or without offering any rights to Shareholders to elect to receive such Dividend in cash, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Shareholders upon the footing of the value so fixed in order to adjust the rights of all parties and may determine that fractional entitlements shall be aggregated and sold and the benefit shall accrue to the Company rather than to the Shareholders concerned, and may vest any such specific assets in trustees as may seem expedient to the Board and may authorise any person to sign any requisite instruments of transfer and other documents on behalf of all Shareholders interested in the Dividend and such instrument and document shall be effective. The Board may further authorise any person to enter into on behalf of all Shareholders having an interest in any agreement with the Company or other(s) providing for such Dividend and matters in connection therewith and any such agreement made under such authority shall be effective. The Board may resolve that no such assets shall be made available or made to Shareholders with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable or the legality or practicality of which may be time consuming or expensive to ascertain whether in absolute terms or in relation to the value of the holding of Shares of the Shareholder concerned and in any such event the only entitlement of the Shareholders aforesaid shall be to receive cash payments as aforesaid. Shareholders affected as a result of exercise by the Board of its discretion under this Article shall not be, and shall be deemed not to be, a separate class of Shareholders for any purposes whatsoever.

Scrip dividend

160.	(a)	Whenever the Board or the Company in general meeting has resolved that a Dividend be paid or declared on the share capital of the Company, the Board may further resolve, either:

(i)	that such Dividend be satisfied wholly or in part in the form of an allotment of Shares credited as fully paid on the basis that the Shares so allotted shall be of the same class or classes as the class or classes already held by the allottee, provided that the Shareholders entitled thereto will be entitled to elect to receive such Dividend (or part thereof) in cash in lieu of such allotment. In such case, the following provisions shall apply:

(A)	the basis of any such allotment shall be determined by the Board;

(B)	the Board, after determining the basis of allotment, shall give not less than 14 clear days’ notice in writing to the Shareholders of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(C)	the right of election may be exercised in respect of the whole or part of that portion of the Dividend in respect of which the right of election has been accorded; and

(D)	Dividend (or that part of the Dividend to be satisfied by the allotment of Shares as aforesaid) shall not be payable in cash in respect whereof the cash election has not been duly exercised (“the non-elected Shares”) and in lieu and in satisfaction thereof Shares shall be allotted credited as fully paid to the holders of the non-elected Shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company or any part of any of the Company’s reserve accounts (including any special account, or share premium account (if there be any such reserve)) as the Board may determine, a sum equal to the aggregate nominal amount of the Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of Shares for allotment and distribution to and amongst the holders of the non- elected Shares on such basis;

or

(ii)	that Shareholders entitled to such Dividend will be entitled to elect to receive an allotment of Shares credited as fully paid in lieu of the whole or such part of the Dividend as the Board may think fit on the basis that the Shares so allotted shall be of the same class or classes as the class or classes of Shares already held by the allottee. In such case, the following provisions shall apply:

(A)	the basis of any such allotment shall be determined by the Board;

(B)	the Board, after determining the basis of allotment, shall give not less than 14 clear days’ notice in writing to the Shareholders of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(C)	the right of election may be exercised in respect of the whole or part of that portion of the Dividend in respect of which the right of election has been accorded; and

(D)	the Dividend (or that part of the Dividend in respect of which a right of election has been accorded) shall not be payable on Shares in respect whereof the Share election has been duly exercised (“the elected Shares”) and in lieu thereof Shares shall be allotted credited as fully paid to the holders of the elected Shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company or any part of any of the Company’s reserve accounts (including any special account, contributed surplus account, share premium account and capital redemption reserve fund (if there be any such reserve)) as the Board may determine, a sum equal to the aggregate nominal amount of the Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of Shares for allotment and distribution to and amongst the holders of the elected Shares on such basis.

(b)	The Shares allotted pursuant to the provisions of paragraph (a) of this Article shall rank pari passu in all respects with the Shares then in issue and held by the allottee in respect of which they were allotted, save only as regards participation:

(i)	in the relevant Dividend (or the right to receive or to elect to receive an allotment of Shares in lieu thereof as aforesaid); or

(ii)	in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant Dividend unless, contemporaneously with the announcement by the Board of its proposal to apply the provisions of sub-paragraph (i) or (ii) of paragraph (a) of this Article in relation to the relevant Dividend or contemporaneously with its announcement of the distribution, bonus or rights in question, the Board shall have specified that the Shares to be allotted pursuant to the provisions of paragraph (a) of this Article shall rank for participation in such distribution, bonus or rights.

(c)	The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (a) of this Article with full power to the Board to make such provisions as it thinks fit in the case of Shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Shareholders concerned), and no Shareholders who will be affected thereby shall be, and they shall be deemed not to be, a separate class of Shareholders by reason only of the exercise of this power. The Board may authorise any person to enter into on behalf of all Shareholders interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

(d)	The Company may upon the recommendation of the Board by Ordinary Resolution resolve in respect of any one particular Dividend that notwithstanding the provisions of paragraph (a) of this Article a Dividend may be satisfied wholly in the form of an allotment of Shares credited as fully paid without offering any right to Shareholders to elect to receive such Dividend in cash in lieu of such allotment.

(e)	The Board may on any occasion determine that rights of election and the allotment of Shares under paragraph (a) of this Article shall not be made available or made to any Shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of such rights of election or the allotment of Shares would or might be unlawful or impracticable or the legality or practicability of which may be time consuming or expensive to ascertain whether in absolute terms or in relation to the value of the holding of Shares of the Shareholder concerned, and in such event the provisions aforesaid shall be read and construed subject to such determination and no Shareholder who may be affected by any such determination shall be, and they shall be deemed not to be, a separate class of Shareholders for any purposes whatsoever.

Reserves

161.	The Board may, before recommending any Dividend, set aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for meeting claims on or liabilities of the Company or contingencies or for paying off any loan capital or for equalising Dividends or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (including in the repurchase by the Company of its own securities or the giving of any financial assistance for the acquisition of its own securities) as the Board may from time to time think fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve, carry forward any profits which it may think prudent not to distribute by way of Dividend.

Dividends to be paid in proportion to paid up capital

162.	Unless and to the extent that the rights attached to any Shares or the terms of issue thereof otherwise provide, all Dividends shall (as regards any Shares not fully paid throughout the period in respect of which the Dividend is paid) be apportioned and paid pro rata according to the amounts paid or credited as paid on the Shares during any portion or portions of the period in respect of which the Dividend is paid. For the purposes of this Article no amount paid on a Share in advance of calls pursuant to Article 38 shall be treated as paid on the Share.

Retention of dividends, etc.

163.	(a)	The Board may retain any Dividends or other moneys payable on or in respect of a Share upon which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

Deduction of debts

(b)	The Board may deduct from any Dividend or other money payable to any Shareholder all sums of money (if any) presently payable by him to the Company on account of calls, instalments or otherwise.

Dividend and call together

164.	Any general meeting sanctioning a Dividend may make a call on the Shareholders of such amount as the meeting fixes, but so that the call on each Shareholder shall not exceed the Dividend payable to him, and so that the call shall be made payable at the same time as the Dividend, and the Dividend may, if so arranged between the Company and the Shareholder, be set off against the call.

Effect of transfer

165.	A transfer of Shares shall not, as against the Company but without prejudice to the rights of the transferor and transferee inter se, pass the right to any Dividend or bonus declared thereon before the registration of the transfer.

Receipt for dividends by joint holders of share

166.	If two or more persons are registered as joint holders of any Share, any one of such persons may give effectual receipts for any Dividends and other moneys payable and bonuses, rights and other distributions in respect of such Shares.

Payment by post

167.	Unless otherwise directed by the Board, any Dividend or other moneys payable or bonuses, rights or other distributions in respect of any Share may be paid or satisfied by cheque or warrant or certificate or other documents or evidence of title sent through the post to the registered address of the Shareholder entitled, or, in the case of joint holders, to the registered address of that one whose name stands first in the Register in respect of the joint holding or to such person and to such address as the holder or joint holders may in writing direct. Every cheque, warrant, certificate or other document or evidence of title so sent shall be made payable to the order of the person to whom it is sent or, in the case of certificates or other documents or evidence of title as aforesaid, in favour of the Shareholder(s) entitled thereto, and the payment on any such cheque or warrant by the banker upon whom it is drawn shall operate as a good discharge to the Company in respect of the Dividend and/ or other moneys represented thereby, notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. Every such cheque, warrant, certificate or other document or evidence of title as aforesaid shall be sent at the risk of the person entitled to the Dividend, money, bonus, rights and other distributions represented thereby.

App.3

Para.

3(2)

Unclaimed Dividend

168.	All Dividends, bonuses or other distributions or the proceeds of the realisation of any of the foregoing unclaimed for one year after having been declared by the Company until claimed and, notwithstanding any entry in any books of the Company may be invested or otherwise made use of by the Board for the benefit of the Company or otherwise howsoever, and the Company shall not be constituted a trustee in respect thereof. All Dividends, bonuses or other distributions or the proceeds of the realisation of any of the foregoing unclaimed for 6 years after having been declared may be forfeited by the Board and, upon such forfeiture, shall revert to the Company and, in the case where any of the same are securities of the Company, may be re-allotted or re-issued for such consideration as the Board thinks fit and the proceeds thereof shall accrue to the benefit of the Company absolutely.

RECORD DATE

Record dates

169.	Subject to the Listing Rules, any resolution declaring a Dividend or other distribution on Shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable or made to the persons registered as the holder of such Shares at the close of business on a particular date or at a particular time on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the Dividend or other distribution shall be payable or made to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such Dividend or other distribution between the transferors and transferees of any such Shares. The provisions of this Article shall mutatis mutandis apply to determining the Shareholders entitled to receive notice and vote at any general meeting of the Company, bonuses, capitalisation issues, distributions of realised and unrealised capital profits or other distributable reserves or accounts of the Company and offers or grants made by the Company to the Shareholders.

Distribution of realised capital profits

170.	The Company in general meeting may at any time and from time to time resolve that any surplus moneys in the hands of the Company representing capital profits arising from moneys received or recovered in respect of or arising from the realisation of any capital assets of the Company or any investments representing the same and not required for the payment or provision of any fixed preferential Dividend instead of being applied in the purchase of any other capital assets or for other capital purposes be distributed amongst its Shareholders on the footing that they receive the same as capital and in the Shares and proportions in which they would have been entitled to receive the same if it had been distributed by way of Dividend, provided that no such surplus moneys as aforesaid shall be so distributed unless the Company will remain solvent after the distribution, or the net realisable value of the assets of the Company will after the distribution be greater than the aggregate of its liabilities, share capital and share premium account.

ANNUAL RETURNS

Annual Returns

171.	The Board shall make or cause to be made such annual or other returns or filings as may be required to be made in accordance with the Companies Act.

ACCOUNTS

App.13

Part B

Para.

4(1)

Accounts to be kept

172.	The Board shall cause proper books of account to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipts and expenditure take place; and of the assets and liabilities of the Company and of all other matters required by the Companies Act necessary to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions. The financial year end of the Company shall be 31 December in each calendar year or as otherwise determined by the Board.

Where accounts to be kept

173.	The books of account shall be kept at the Head Office or at such other place or places as the Board thinks fit and shall always be open to the inspection of the Directors.

Inspection by shareholders

174.	No Shareholder (not being a Director) or other person shall have any right of inspecting any account or book or document of the Company except as conferred by the Companies Act or ordered by a court of competent jurisdiction or authorised by the Board or the Company in general meeting.

App.13

Part B

Para.

3(3)

Annual profit and loss account and balance sheet

175.	(a)	The Board shall from time to time cause to be prepared and laid before the Company at its annual general meeting profit and loss accounts and balance sheets of the Company and such other reports and documents as may be required by law and the Listing Rules. The accounts of the Company shall be prepared and audited based on the generally accepted accounting principles of Hong Kong, the International Accounting Standards, or such other standards as may be permitted by the HK Stock Exchange.

App.3

Para.5

App.13

Part B

Para.

3(3);

4(2)

Annual report of Directors and balance sheet to be sent to shareholders

(b)	Subject to paragraph (c) below, every balance sheet of the Company shall be signed on behalf of the Board by 2 of the Directors and a copy of every balance sheet (including every document required by law to be comprised therein or annexed thereto) and profit and loss account which is to be laid before the Company at its annual general meeting, together with a copy of the Directors’ report and a copy of the Auditors’ report thereon, shall, not less than 21 days before the date of the meeting be delivered or sent by post together with the notice of annual general meeting to every Shareholder and every Debenture Holder of the Company and every other person entitled to receive notices of general meetings of the Company under the provisions of these Articles, provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any Shares or Debentures, but any Shareholder or Debenture Holder to whom a copy of those documents has not been sent shall be entitled to receive a copy free of charge on application at the Head Office or the Registration Office. If all or any of the Shares or Debentures or other securities of the Company shall for the time being be (with the consent of the Company) listed or dealt in on any stock exchange or market, there shall be forwarded to such stock exchange or market such number of copies of such documents as may for the time being be required under its regulations or practice.

(c)	Subject to the Listing Rules, the Company may send summarized financial statements to Shareholders who has, in accordance with the Listing Rules, consented and elected to receive summarized financial statements instead of the full financial statements. The summarized financial statements must be accompanied by any other documents as may be required under the Listing Rules and must be sent to the Shareholders not less than twenty- one days before the general meeting to those Shareholders that have consented and elected to receive the summarized financial statements.

AUDITORS

Appointment of Auditors

176.	(a)	The Company shall at each annual general meeting appoint one or more firms of auditors to hold office until the conclusion of the next annual general meeting on such terms and with such duties as may be agreed with the Board by Ordinary Resolution, but if an appointment is not made, the Auditors in office shall continue in office until a successor is appointed. A Director, officer or employee of any such Director, officer or employee shall not be appointed Auditors of the Company. The Board may fill any casual vacancy in the office of Auditors, but while any such vacancy continues the surviving or continuing Auditors (if any) may act. The remuneration of the Auditors shall be fixed by or on the authority of the Company in the annual general meeting by Ordinary Resolution except that in any particular year the Company in general meeting may delegate the fixing of such remuneration to the Board and the remuneration of any Auditors appointed to fill any casual vacancy may be fixed by the Board.

(b)	The Shareholders may, at any general meeting convened and held in accordance with these Articles, remove the Auditors by Ordinary Resolution at any time before the expiration of the term of office and shall, by Ordinary Resolution, at that meeting appoint new auditors in its place for the remainder of the term.

App. 13

Part B

Para.

4(2)

Auditors to have right of access to books and accounts

177.	The Auditors of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information as may be necessary for the performance of his or their duties, and the Auditors shall audit every balance sheet and profit and loss account of the Company in each year and prepare an Auditors’ report thereon to be annexed thereto. Such report shall be laid before the Company in the annual general meeting.

Appointment of auditors other than retiring auditors

178.	No person other than the retiring Auditors shall be appointed as Auditors at an annual general meeting unless notice of an intention to nominate that person to the office of Auditors has been given to the Company not less than 14 clear days before the annual general meeting, and the Company shall send a copy of any such notice to the retiring Auditors and shall give notice thereof to the Shareholders entitled to attend and vote at the annual general meeting not less than 7 days before the annual general meeting provided that the above requirement for sending a copy of such notice to the retiring Auditors may be waived by notice in writing by the retiring Auditors to the Secretary.

Defect of appointment

179.	All acts done by any person acting as Auditors shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in their appointment or that they were at the time of their appointment not qualified for appointment or subsequently became disqualified.

NOTICES

App.3

Para.

7(1);

7(2)

Service of notices

180.	(A)	(i)	Except where otherwise expressly stated, any notice or document to be given to or by any person pursuant to these Articles shall be in writing or, to the extent permitted by the Companies Act and the Listing Rules from time to time and subject to this Article, contained in an electronic communication. A notice calling a meeting of the Board need not be in writing.

(ii)	Except where otherwise expressly stated, any notice or document to be given to or by any person pursuant to these Articles (including any corporate communications within the meaning ascribed thereto under the Listing Rules) may be served on or delivered to any Shareholder either personally or by sending it through the post in a prepaid envelope or wrapper addressed to such Shareholder at his registered address as appearing in the register or by leaving it at that address addressed to the Shareholder or by any other means authorised in writing by the Shareholder concerned or (other than share certificate) by publishing it by way of advertisement in the Newspapers. In case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the register and notice so given shall be sufficient notice to all the joint holders. Without limiting the generality of the foregoing but subject to the Companies Act and the Listing Rules, a notice or document may be served or delivered by the Company to any Shareholder by electronic means to such address as may from time to time be authorised by the Shareholder concerned or by publishing it on a website and notifying the Shareholder concerned that it has been so published.

(iii)	Any such notice or document may be served or delivered by the Company by reference to the register as it stands at any time not more than fifteen days before the date of service or delivery. No change in the register after that time shall invalidate that service or delivery. Where any notice or document is served or delivered to any person in respect of a Share in accordance with these Articles, no person deriving any title or interest in that Share shall be entitled to any further service or delivery of that notice or document.

(B)	(i)	Any notice or document required to be sent to or served upon the Company, or upon any officer of the Company, may be sent or served by leaving the same or sending it through the post in a prepaid envelope or wrapper addressed to the Company or to such officer at the Head Office or Registered Office.

(ii)	The Board may from time to time specify the form and manner in which a notice may be given to the Company by electronic means, including one or more addresses for the receipt of an electronic communication, and may prescribe such procedures as they think fit for verifying the authenticity or integrity of any such electronic communication. Any notice may be given to the Company by electronic means only if it is given in accordance with the requirements specified by the Board.

App.3

Para.

7(3)

Shareholders out of the Relevant Territory

181.	(a)	Any Shareholder whose registered address is outside the Relevant Territory may notify the Company in writing of an address in the Relevant Territory which for the purpose of service of notice shall be deemed to be his registered address. Where the registered address of the Shareholder is outside the Relevant Territory, notice, if given through the post, shall be sent by prepaid airmail letter where available.

(b)	Any Shareholder who fails (and, where a Share is held by joint holders, where the first joint holder named on the register fails) to supply his registered address or a correct registered address to the Company for service of notices and documents on him shall not (and where a Share is held by joint holders, none of the other joint holders whether or not they have supplied a registered address shall) be entitled to service of any notice or documents by the Company and any notice or document which is otherwise required to be served on him may, if the Board in its absolute discretion so elects (and subject to them re- electing otherwise from time to time), be served, in the case of notices, by displaying a copy of such notice conspicuously at the Registered Office and the Head Office or, if the Board sees fit, by advertisement in the Newspapers, and, in the case of documents, by posting up a notice conspicuously at the Registered Office and the Head Office addressed to such Shareholder which notice shall state the address within the Relevant Territory at which he served in the manner so described which shall be sufficient service as regards Shareholders with no registered or incorrect addresses, provided that nothing in this paragraph (b) shall be construed as requiring the Company to serve any notice or document on any Shareholder with no or an incorrect registered address for the service of notice or document on him or on any Shareholder other than the first named on the register of members of the Company.

(c)	If on 3 consecutive occasions notices or other documents have been sent through the post to any Shareholder (or, in the case of joint holders of a Share, the first holder named on the register) at his registered address but have been returned undelivered, such Shareholder (and, in the case of joint holders of a Share, all other joint holders of the Share) shall not thereafter be entitled to receive or be served (save as the Board may elect otherwise pursuant to paragraph (b) of this Article) and shall be deemed to have waived the service of notices and other documents from the Company until he shall have communicated with the Company and supplied in writing a new registered address for the service of notices on him.

When notice deemed to be served

182.	Any notice or other document, if sent by mail, postage prepaid, shall be deemed to have been served or delivered on the day following that on which the letter, envelope, or wrapper containing the same is put into the post. In proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice or document was properly addressed and put into the post as prepaid mail. Any notice or document not sent by post but left by the Company at a registered address shall be deemed to have been served or delivered on the day it was so left. Any notice or document, if sent by electronic means (including through any relevant system), shall be deemed to have been given on the day following that on which the electronic communication was sent by or on behalf of the Company. Any notice or document served or delivered by the Company by any other means authorised in writing by the Shareholder concerned shall be deemed to have been served when the Company has carried out the action it has been authorised to take for that purpose. Any notice or other document published by way of advertisement or on a website shall be deemed to have been served or delivered on the day it was so published.

Service of notice to persons entitled on death, mental disorder or bankruptcy

183.	A notice or document may be given by the Company to the person entitled to a Share in consequence of the death, mental disorder, bankruptcy or liquidation of a Shareholder by sending it through the post in a prepaid envelope or wrapper addressed to him by name, or by the title of representative of the deceased, the trustee of the bankrupt or the liquidator of the Shareholder, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice or document in any manner in which the same might have been given if the death, metal disorder, bankruptcy or winding up had not occurred.

Transferee to be bound by prior notices

184.	Any person who by operation of law, transfer or other means whatsoever shall become entitled to any Share shall be bound by every notice in respect of such Share which prior to his name and address being entered on the register shall have been duly served to the person from whom he derives his title to such Share.

Notice valid though shareholder deceased, bankrupt

185.	Any notice or document delivered or sent by post to, or left at the registered address of any Shareholder in pursuance of these Articles, shall notwithstanding that such Shareholder be then deceased, bankrupt or wound up and whether or not the Company has notice of his death, bankruptcy or winding up, be deemed to have duly served in respect of any registered Shares whether held solely or jointly with other persons by such Shareholder until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his personal representatives and all persons (if any) jointly interested with him in any such Shares.

How notice to be signed

186.	The signature to any notice or document to be given by the Company may be written or printed.

INFORMATION

Shareholders not entitled to information

187.	No Shareholder (not being a Director) shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company which in the opinion of the Board will be inexpedient in the interests of the Shareholders of the Company to communicate to the public.

WINDING UP

Modes of winding up

188.	Subject to the Companies Act, a resolution that the Company be wound up by the Court or be wound up voluntarily shall be passed by way of a Special Resolution.

Distribution of assets in winding up

189.	If the Company shall be wound up, the surplus assets remaining after payment to all creditors shall be divided among the Shareholders in accordance with the Companies Act and these Articles in proportion to the capital paid up on the Shares held by them respectively, and if such surplus assets shall be insufficient to repay the whole of the paid up capital, they shall be distributed, subject to the rights of any Shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the capital paid on the Shares held by them respectively.

Assets may be distributed in specie

190.	If the Company shall be wound up (in whatever manner) the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Companies Act and these Articles, divide among the Shareholders in specie or kind the whole or any part of the assets of the Company whether the assets shall consist of property of one kind or shall consist of properties of different kinds and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders and the Shareholders within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of Shareholders as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any Shares or other assets upon which there is a liability.

INDEMNITY

Indemnity

191.	The Directors, Managing Directors, alternate Directors, Auditors, Secretary and other officers for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the Company, and their respective executors or administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects of the Company shall be lodged or deposited for safe custody, or for the insufficiency or deficiency of any security upon which any moneys of the Company shall be placed out or invested, or for any other loss, misfortune or damage which may arise in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own fraud, dishonest, or recklessness. The Company may take out and pay the premium and other moneys for the maintenance of insurance, bonds and other instruments for the benefit either of the Company or the Directors (and/or other officers) or any of them to indemnify the Company and/or Directors (and/or other officers) named therein for this purpose against any loss, damage, liability and claim which they may suffer or sustain in connection with any breach by the Directors (and/ or other officers) or any of them of their duties to the Company.

UNTRACEABLE SHAREHOLDERS

App.3

Para.

13(1)

Company ceases sending dividend warrants etc.

192.	The Company may exercise the power to cease sending cheques for Dividend entitlements or Dividend warrants by post if such cheques or warrants remain uncashed on 2 consecutive occasions or after the first occasion on which such a cheque or warrant is returned undelivered.

App.3

Para.

13(2)(a)

13(2)(b)

Company may sell shares of untraceable shareholders

193.	(a)	The Company shall have the power to sell, in such manner as the Board thinks fit, any Shares of a Shareholder who is untraceable, but no such sale shall be made unless:

(i)	during the period of 12 years prior to the date of the advertisements referred to in sub-paragraph (ii) below (or, if published more than once, the first thereof) at least 3 Dividends or other distributions in respect of the Shares in question have become payable or been made and no Dividend or other distribution in respect of the Shares during that period has been claimed;

(ii)	the Company has caused an advertisement to be inserted in the Newspapers of its intention to sell such Shares and a period of 3 months has elapsed since the date of such advertisement (or, if published more than once, the first thereof);

(iii)	the Company has not at any time during the said periods of 12 years and 3 months received any indication of the existence of the holder of such Shares or of a person entitled to such Shares by death, bankruptcy or operation of law; and

(iv)	the Company has notified the HK Stock Exchange of its intention of such sale.

(b)	To give effect to any such sale the Board may authorise any person to transfer the said Shares and the instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such Shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such proceeds it shall become indebted to the former Shareholder for an amount equal to such net proceeds. Notwithstanding any entries made by the Company in any of its books or otherwise howsoever, no trusts shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Shareholder holding the Shares sold is dead, bankrupt, wound up or otherwise under any legal disability or incapacity.

DESTRUCTION OF DOCUMENTS

Destruction of documents

194.	The Company may destroy:-

(a)	any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

(b)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of 2 years from the date on which such mandate, variation, cancellation or notification was recorded by the Company;

(c)	any instrument of transfer of Shares which has been registered at any time after the expiry of 6 years from the date of registration;

(d)	any other document, on the basis of which any entry in the Register is made, at any time after the expiry of 6 years from the date on which an entry in the Register was first made in respect of it;

and it shall conclusively be presumed in favour of the Company that every Share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(i)	the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii)	nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) above are not fulfilled; and

(iii)	references in this Article to the destruction of any document include reference to its disposal in any manner.

SUBSCRIPTION RIGHT RESERVE

195.	The following provisions shall have effect to the extent that they are not prohibited by and are in compliance with the Companies Act:

Subscription right reserve

(a)	If, so long as any of the rights attaching to any warrants issued by the Company to subscribe for Shares shall remain exercisable, the Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in accordance with the provisions applicable under the terms and conditions of the warrants, would reduce the subscription price to below the par value of a Share, then the following provisions shall apply:

(i)	as from the date of such act or transaction the Company shall establish and thereafter (subject as provided in this Article) maintain in accordance with the provisions of this Article a reserve (the “Subscription Right Reserve”) the amount of which shall at no time be less than the sum which for the time being would be required to be capitalised and applied in paying up in full the nominal amount of the additional Shares required to be issued and allotted credited as fully paid pursuant to sub-paragraph (iii) below on the exercise in full of all the subscription rights outstanding and shall apply the Subscription Right Reserve in paying up in full the amount of the shortfall referred to in sub-paragraph (iii) in respect of such additional Shares as and when the same are allotted;

(ii)	the Subscription Right Reserve shall not be used for any purpose other than that specified above unless all other reserves of the Company (other than the share premium account) have been extinguished and will then only be used to make good losses of the Company if and so far as is required by law;

(iii)	upon the exercise of all or any of the subscription rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of Shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrant holder, credited as fully paid, such additional nominal amount of Shares as is equal to the shortfall between:

(aa)	the said amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights); and

(bb)	the nominal amount of Shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to represent the right to subscribe for Shares at less than par and immediately upon such exercise so much of the sum standing to the credit of the Subscription Right Reserve as is required to pay up in full such additional nominal amount of Shares shall be capitalised and applied in paying up in full such additional nominal amount of Shares which shall forthwith be allotted credited as fully paid to the exercising warrant holder; and

(iv)	if upon the exercise of the subscription rights represented by any warrant the amount standing to the credit of the Subscription Right Reserve is not sufficient to pay up in full such additional nominal amount of Shares equal to such shortfall as aforesaid to which the exercising warrant holder is entitled, the Board shall apply any profits or reserves then or thereafter becoming available (including, to the extent permitted or not prohibited by law, the share premium account) for such purpose until such additional nominal amount of Shares is paid up and allotted as aforesaid and until then no Dividend or other distribution shall be paid or made on the fully paid Shares then in issue. Pending such payment up and allotment, the exercising warrant holder shall be issued by the Company with a certificate evidencing his right to the allotment of such additional nominal amount of Shares. The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one Share in the like manner as the Shares for the time being are transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefor and other matters in relation thereto as the Board may think fit and adequate particulars thereof shall be made known to each relevant exercising warrant holder upon the issue of such certificate.

(b)	Shares allotted pursuant to the provisions of this Article shall rank pari passu in all respects with the other Shares allotted or which ought to be allotted on the relevant exercise of the subscription rights represented by the warrant concerned. Notwithstanding anything contained in paragraph (a) of this Article, no fraction of any Share shall be allotted on exercise of the subscription rights.

(c)	The provisions of this Article as to the establishment and maintenance of the Subscription Right Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating, the provisions for the benefit of any warrant holder or class of warrant holders under this Article without the sanction of a Special Resolution of such warrant holder(s) or class of warrant holders.

(d)	A certificate or report by the Auditors as to whether or not the Subscription Right Reserve is required to be established and maintained and if so the amount thereof so required to be established and maintained, as to the purpose for which the Subscription Right Reserve has been used, as to the extent to which it has been used to make good losses of the Company, as to the additional nominal amount of Shares required to be allotted to exercising warrant holders credited as fully paid, and as to any other matter concerning the Subscription Right Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrant holders and Shareholders.

STOCK

196.	The following provisions shall have effect at any time and from time to time provided that they are not prohibited by or inconsistent with the Companies Act:

(a)	The Company may by Ordinary Resolution convert any fully paid Shares into stock, and may from time to time by like resolution reconvert any stock into fully paid Shares of any denomination.

(b)	The holders of stock may transfer the same or any part thereof in the same manner, and subject to the same regulations as and subject to which the Shares from which the stock arose might prior to conversion have been transferred or as near thereto as circumstances admit, but the Board may from time to time, if it thinks fit, fix the minimum amount of stock transferable and restrict or prohibit the transfer of fractions of that minimum, but so that such minimum shall not exceed the nominal amount of the Shares from which the stock arose. No warrants to bearer shall be issued in respect of any stock.

(c)	The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards Dividends, participation in assets on a winding up, voting at meetings, and other matters, as if they held the Shares from which the stock arose, but no such rights, privileges or advantages (except participation in the Dividends and profits and in the assets on winding up of the Company) shall be conferred by an amount of stock which would not, if existing in Shares, have conferred such rights, privileges or advantages.

(d)	Such of the provisions of these Articles as are applicable to fully paid Shares shall apply to stock, and the words “Share” and “Shareholder” herein shall include “stock” and “stockholder” and “member”.